                                                                   EXHIBIT 10.12



                               DATED 25TH MAY 2000






                                (1) AEROGEN, INC.

                                       AND

                  (2) THE PERSONS SET OUT IN SCHEDULE 1 HEREOF







                         AGREEMENT FOR THE ACQUISITION,
                               BY WAY OF EXCHANGE,
               OF THE ENTIRE ISSUED "A" ORDINARY SHARE CAPITAL OF
                                 CERUS LIMITED.








                                   ARTHUR COX,
                                EARLSFORT CENTRE,
                               EARLSFORT TERRACE,
                                    DUBLIN 2

                                  MS 10001.DOC

                                TABLE OF CONTENTS


                                                                                                               PAGE
1.       INTERPRETATION...........................................................................................1

2.       SALE AND EXCHANGE........................................................................................6

3.       CONSIDERATION............................................................................................6

4.       OPTION...................................................................................................6

5.       COMPLETION...............................................................................................8

6.       WARRANTIES AND INDEMNITY................................................................................10

7.       CONFIDENTIALITY.........................................................................................12

8.       USE OF INTELLECTUAL PROPERTY RIGHTS.....................................................................12

9.       FURTHER VENDORS' UNDERTAKINGS...........................................................................13

10.      ANNOUNCEMENTS...........................................................................................14

11.      COSTS...................................................................................................14

12.      FURTHER ASSURANCE.......................................................................................14

13.      GENERAL.................................................................................................14

14.      ASSIGNMENT..............................................................................................15

15.      NOTICES.................................................................................................15

16.      GOVERNING LAW AND JURISDICTION..........................................................................15

17.      ENTIRE AGREEMENT........................................................................................16

18.      COUNTERPARTS............................................................................................16

SCHEDULE 1  THE VENDORS..........................................................................................17

SCHEDULE 2 PART 1 INFORMATION CONCERNING CERUS LIMITED...........................................................19

SCHEDULE 3  ITEMS FOR DELIVERY BY THE VENDORS AT COMPLETION......................................................20

SCHEDULE 4  WARRANTIES GIVEN BY THE WARRANTORS...................................................................22

SCHEDULE 5  THE PROPERTY.........................................................................................72

SCHEDULE 6  VENDORS' REPRESENTATIONS AND WARRANTIES TO THE CONSIDERATION SHARES..................................73

SCHEDULE 7  JOINT ESCROW INSTRUCTIONS............................................................................76



                                       i.

THIS AGREEMENT is made on 25th day of May 2000 BETWEEN

(1) AEROGEN, INC having its principal office at 1310 Orleans Drive, Sunnyvale, CA 94089

(2)      THE PERSONS SET OUT IN SCHEDULE 1 HEREOF (the "Vendors").

WHEREAS the Vendors have agreed to sell and the Purchaser has agreed to purchase the entire issued "A" Ordinary Shares of Cerus Limited in exchange for the Consideration Shares on the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.       INTERPRETATION

         1.1      In this Agreement:

                  "Accounting Standards" means accounting principles, standards and practices generally accepted in Ireland at the date of this Agreement consistently applied with prior periods;

                  "Accounts" means the audited profit and loss accounts and balance sheet of the Company as at the Last Accounting Date and the notes, reports and other documents required by law to be annexed thereto;

                  "B Shares" means the 154,000 "B" Ordinary Shares in the capital of the Company;

                  "Breach", in relation to a warranty means any instance of the Warranty being untrue or misleading in any respect;

                  "Business Day" means a day (other than a Saturday or Sunday or a public holiday) on which clearing banks are open for business in Dublin;

                  "Claim" means a Warranty Claim or an Indemnity Claim;

                  "Company" means Cerus Limited, particulars of which are set out in Schedule 2 hereto;

                  "Completion Date" means the date of Completion of this Agreement in accordance with Clause 5.1;

                  "Completion" means completion of the sale and exchange of the Shares in accordance with this Agreement;

                  "Confidential Information" means all information not at present in the public domain used in or otherwise relating to the business, customers or financial or other affairs of the Company including, without limitation, information relating to:


                                       1.

                  1.1.1 the marketing of any products or services including, without limitation, customer names and lists and any other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials; or

                  1.1.2 future projects, business development or planning, commercial relationships and negotiations;

                           but does not include information which;

                  (i) is or becomes publicly known or available or becomes lawfully available from a third party who is not bound by any confidentiality restriction; or

                  (ii)     is lawfully known at the date hereof,

                  "Consideration Shares" means 1,725,000 shares of AeroGen, Inc. Series E Preferred Stock;

                  "Disclosure Letter" means the letter of even date herewith from the Vendors to the Purchaser in the agreed form in relation to the Warranties;

                  "Employee" means any director, former director, employee or former employee of the Company;

                  "Encumbrance" means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

                  "Escrow Agent" means the Secretary for the time being of Aerogen, Inc

                  "Euro" means the euro, the currency of Europe;

                  "IDA Option Agreement" means an option agreement dated 1st October, 1999 between the Industrial Development Agency ("IDA") and the Company whereby the IDA granted to the Company an option to acquire certain lands at Dangan Lower by way of a 999 year lease;

                  "Indemnity Claim" means a claim under clause 6.11 or under the Tax Deed;

                  "Intellectual Property" means patents, trade marks, service marks, registered designs, applications for any of the foregoing, trade and business names, unregistered trade marks and service marks, know-how, copyrights, rights in designs, inventions, rights under licences and consents in relation to any such rights, and rights of the same or similar effect or nature, in any part of the world;


                                       2.

                  "Intellectual Property Rights" means all Intellectual Property used, or required to be used, by the Company, in, or in connection with, its business;

                  "Last Accounting Date" means 31st December, 1999;

                  "Net Assets" means fixed assets, plus net working capital (to consist of stocks, debtors, cash, less creditors) less bank and other debt and provisions for Taxation liabilities and charges and specifically excluding goodwill;

                  "Option Shares" means the shares defined as such in Clause 4.1 of the Agreement.

                  "Property" means the property short particulars of which are set out in Schedule 5;

                  "Purchaser's Accountants" means PricewaterhouseCoopers of Gardner House, Wilton Terrace, Dublin 2;

                  "Purchaser's Group" means the Purchaser, its holding company and any subsidiary of such holding company;

                  "Purchaser's Solicitors" means Arthur Cox of Earlsfort Centre, Earlsfort Terrace, Dublin 2;

                  "Regulation S Purchaser" means the Vendors or any of them;

                  "Restricted Business" means the business of aerosolization;

                  "Shareholders Agreement" means the Shareholders Agreement dated 23rd August, 1999 between John Power, Bernadette Power, Charles Mulligan, Timothy McSweeney, Eoghan O'Sullivan, Anne O'Sullivan, Billy Brogan, Michael Brogan, Dermot O'Mahony, Eileen O'Mahony, Tom Curran, Marion Curran and the Company;

                  "Shares" means all the issued "A" Ordinary shares in the Company referred to in Column 2 of Schedule I comprising the whole of the issued share capital of the Company carrying rights to vote at general meetings of the Company;

                  "Subscription Agreement" means an agreement to issue and subscribe for shares in the Company in the event of anticipated equity not being forthcoming, dated 27th August, 1999 between the Company, Mr. John Power, Mr. Charles Mulligan, Mr. Eoghan O'Sullivan and Mr. Timothy McSweeney.

                  "Tax" or "Taxation" includes (without limitation) corporation tax, advance corporation tax, income tax (including income tax or amounts on account of income tax required to be deducted or withheld from or accounted for in respect of any payment), capital gains tax, development land tax, inheritance tax, value added tax, national insurance contributions, capital duty, stamp duty, stamp duty


                                       3.

                  reserve tax, duties of customs and excise, petroleum revenue tax, rates, all taxes, duties or charges replaced by or replacing any of them, and all other taxes on gross or net income, profits or gains, distributions, receipts, sales, use, occupation, franchise, value added, and personal property, and all levies, imposts, duties, charges or withholdings of any nature whatsoever chargeable by any tax authority, and any payment whatsoever which the Company may be or become bound to make to any person as a result of the discharge by that person of any tax which the Company has failed to discharge, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether any such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the Company, or any other person and of whether any amount in respect of any of them is recoverable from any other person;

                  "Tax Authority" means any taxing or other authority (whether within or outside Ireland) competent to impose any tax liability;

                  "Tax Deed" means the deed of indemnity in the agreed form between the Vendors, the Company and the Purchaser;

                  "Taxes Act" means the Taxes Consolidation Act, 1997;

                  "Territory" means Ireland and Northern Ireland;

                  "Trade Marks" means the trade marks used or required to be used by the Company or any Group Company in or in connection with the business;

                  "United States Dollar" and "US$" means the lawful currency of the United States of America from time to time;

                  "Vendors' Representations and Warranties" means the Vendors' representatives and warranties as set out in Schedule 6;

                  "Vendors' Solicitors" means Kieran Murphy & Co., The Crescent, Galway;

                  "Warranties" means the warranties contained in Schedule 5; and

                  "Warranty Claim" means a claim for a Breach of the Warranties; and

                  "Warrantors" means Mr. John Power and Mr. Charles Mulligan.

         1.2      In this Agreement, a reference to:

                  1.2.1 the words "company", "subsidiary", "subsidiary undertaking" and "holding company" have the meanings given to them by the Companies Acts, 1963 to 1999;


                                       4.

                  1.2.2 a document in the "agreed form" is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of the parties;

                  1.2.3 the word "pounds" and the symbol "L" shall be construed as a reference to the lawful currency of Ireland from time to time. The parties confirm that the occurrence or non-occurrence of an event associated with economic and monetary union in the European Community will not:

                           (a)      have the effect of altering any term of, or
discharging or excusing performance under this Agreement or in relation to the sale and purchase of the Shares or under any other documents, instruments or agreements to be issued, entered into or executed in connection herewith or therewith or pursuant hereto or thereto (hereinafter together referred to as the "Documents"); or

                           (b)      give any party the right unilaterally to
alter or terminate any of the Documents; or

                           (c)      in and of itself, give rise to frustration
of, or any right of recission in relation to, any of the Documents.

                  1.2.4    a statutory provision includes a reference to:

                           (a)      the statutory provision as modified or
re-enacted or both from time to time (whether before or after the date of this Agreement); and

                           (b)      to any subordinate legislation made under
the statutory provision (whether before or after the date of this Agreement);

but excluding any statutory modification not in force at the date hereof which operates to increase any liability of the Vendors hereunder;

                  1.2.5 persons includes a reference to any body corporate, unincorporated association or partnership;

                  1.2.6 a person includes a reference to that person's legal personal representatives and successors;

                  1.2.7 a Clause or Schedule, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement; and

                  1.2.8 the masculine gender shall include the feminine and neutral and the singular shall include the plural and vice versa.

         1.3 The headings in this Agreement shall not affect the interpretation of this Agreement.

         1.4 All the obligations and liabilities of the Vendors under this Agreement shall be several.


                                       5.

2.       SALE AND EXCHANGE

         2.1 In accordance with and subject to the provisions of this Agreement, the Vendors as beneficial owners shall sell or procure to be sold the Shares and the Purchaser shall purchase the Shares free from all Encumbrances together with all rights of any nature whatsoever now or after the date of this Agreement attaching or accruing to them in exchange for the issue to the Vendors of the Consideration Shares.

         2.2 Each Vendor waives all rights of pre-emption and other restrictions on transfer over the Shares conferred on it or any other persons under the Articles of Association of the Company or otherwise.

         2.3 Each Vendor represents and warrants to the Purchaser in the terms of the Vendors' Representations and Warranties set out in Schedule 6.

3.       CONSIDERATION

         In consideration of the sale of the shares to the Purchaser, the Purchaser shall issue the Consideration Shares to the Vendors in the proportions set out in Schedule 1 opposite the name of each Vendor.

4.       OPTION

         4.1      DEFINITIONS

                  In this clause 4, the following words shall have the means given to them below:

                  "Exercise Price" means the sum of one U.S. $.01;

                  "Holder" means Mr. John Power;

                  "Options" means the options granted by the Holder to the Purchaser under this clause 4.

                  "Option Period" means the period commencing on the date hereof and ending on the second anniversary of the date hereof;

                  "Option Shares" means 50% of the Consideration Shares to be issued to the Holder in accordance with the provisions of clause 3 of this Agreement;

                  "Relevant Proportion" means that proportion of the Option Shares which bears the same proportion to the total number of Option Shares as the number of months from the date hereof to the Termination Date bears to the period of 24 months;

                  "Relevant Value" means the market value of the Option Shares at the date of exercise of the Option pursuant to clause 4.3;

                  "Termination Event" means the Holder ceasing to be an employee of the Company except where such cessor arises due to the death, incapacity or illness of


                                       6.

                  the Holder or as a result of an unfair or wrongful dismissal of the Holder by the Company;

                  "Termination Date" means the date upon which a Termination Event occurs.

         4.2      GRANT OF OPTION

         In consideration of the Purchaser agreeing to enter into this Agreement, the Holder hereby grants to the Purchaser the right to purchase the Option Shares upon the terms and subject to the conditions set out in this clause 4.

         4.3      EXERCISE

         The Options may be exercised only during the Option Period and only in one or both of the circumstances set out below:

                  (a) if a Termination Event occurs at any time during the Option Period, the Option may be exercised in respect of the Relevant Proportion of the Option Shares; and

                  (b) if the Purchaser has made a valid Claim against the Holder before the expiry of the Option Period, the Purchaser shall be entitled to exercise the Option in respect of such number of Option Shares as when multiplied by the Relevant Value would equal the value of the Claim as estimated by the Purchaser provided that if any Option Shares acquired by the Purchaser pursuant to this clause 4.3(b), when multiplied by the Relevant Value equal an amount (x) which exceeds the actual liabilities of the Holder pursuant to the Claim. (as agreed between the parties or as finally determined by a court without possibility of further appeal) (y), Option Shares having a Relevant Value equal to the excess of (x) over (y) shall be transferred back to the Holder for a consideration equal to the Exercise Price within 30 days of the settlement or final determination of the Claim.

         4.4      NOTICE OF EXERCISE OF OPTIONS

         Options may be exercised by the Purchaser giving notice in writing to the Holder of its intention to exercise the Options.

         4.5      DIVIDENDS AND OTHER RIGHTS ON OPTION SHARES

         With effect from the time of service of the notice of exercise of any Options the Purchaser shall be entitled to all dividends and other rights attaching to the relevant Option Shares, and following the time of service of such notice of exercise, the Holder shall account to the Purchaser for all dividends or distributions of the Company declared or paid by reference to a record date which is prior to the date of service of the notice of exercise of any Options and shall exercise all voting and other rights at the direction of the Purchaser.

         4.6      COMPLETION OF SALE

         The sale of the Option Shares pursuant to this clause 4 shall be completed within fourteen (14) days of the first date of service of the notice of exercise of the Option pursuant to clause 4.4.


                                       7.

         4.7      ATTORNEY

         The Holder hereby appoints any Director of the Purchaser for the time being and from time to time as the lawful attorney of the Holder with authority to execute on behalf of the Holder all documents and do all such things and acts in the name of the Holder that may be required to be executed or done in order to vest in the Purchaser or as it may direct, the full legal and beneficial title in the Option Shares to be acquired by the Purchaser pursuant to this clause 4, upon Completion. The Holder agrees to deposit with the Purchaser for the Option Period the certificate representing the Option Shares.

         4.8      WARRANTIES

         The Holder hereby warrants, covenants and undertakes to the Purchaser that:

         (a) the Option Shares to be acquired by the Purchaser pursuant to this clause 4 shall be transferred free from any lien, mortgage or encumbrance of any nature whatsoever;

         (b) the Holder has full power and authority to grant the Options over the Option Shares upon the terms and conditions of this clause 4; and

         (c) the Holder will, at Completion, execute joint escrow instructions in the form set out in Schedule 7 hereto or in such other form as the Purchaser may reasonably request and shall, at the request of and expense of the Purchaser, execute such further joint escrow instructions as the Purchaser may reasonably require in order to protect or perfect the Purchaser's interests in the Option Shares.

         4.9      NO DISPOSALS

         The Holder hereby agrees with the Purchaser that during the term of the Option Period it will not dispose of any legal or beneficial interest in the Option Shares, nor without the prior written consent of the Purchaser create or suffer to exist any lien, mortgage or other encumbrance over any or all of the Option Shares; provided that if no Termination Event shall occur by the end of the first year of the Option Period, this restriction shall be deemed no longer applicable to one half of the Option Shares.

5.       COMPLETION

         5.1 Completion shall take place at the office of the Purchasers' Solicitors immediately after the execution of this Agreement.

         5.2 At Completion the Vendors shall deliver or procure to be delivered to the Purchaser those items set out in Schedule 3.

         5.3 The Vendors shall procure that the directors of the Company shall convene and at Completion hold a meeting of the board of directors of the Company at which the directors shall:


                                       8.

                  5.3.1 vote in favour of the registration of the Purchaser or its nominee(s) as members of the Company in respect of the Shares (subject to the production of duly stamped transfers);

                  5.3.2 revoke all existing mandates for the operation of bank accounts and issue new mandates giving authority to persons nominated by the Purchaser;

                  5.3.3 change its registered office to such address as is nominated by the Purchaser;

                  5.3.4 appoint Jane Shaw and Deborah Karlson or such other persons as the Purchaser may nominate as directors of the Company with immediate effect and accept the resignation in the agreed form of Eoghan O'Sullivan and Tim McSweeney as directors of the Company;

                  5.3.5 appoint PricewaterhouseCoopers as joint auditors of the Company;

                  5.3.6 approve and authorise the execution by the Company of the Tax Deed;

                  5.3.7 approve and authorise an agreement to terminate the Subscription Agreement;

                  5.3.8 approve and authorise a side letter to Mr. John Power's service agreement with the Company; and

                  5.3.9 approve and authorise an agreement terminating the Shareholders' Agreement.

         5.4      At Completion the Purchaser shall deliver to the Vendors'
Solicitors:

                  5.4.1 stock certificates representing the Consideration Shares to be issued to the Vendors on Completion; and

                  5.4.2    the Tax Deed duly executed by the Purchaser.

         5.5 At Completion the Purchaser shall deliver to the Escrow Agent the stock certificates representing the Option Shares and shall vouch the delivery of same to the Vendors' solicitors by furnishing a copy of same to the Vendors' Solicitors.

         5.6 The Vendors shall not be obliged to complete this Agreement unless:

                  5.6.1 the Purchaser complies fully with its obligations under this Clause 5; and

                  5.6.2 the purchase of all the Shares is completed simultaneously.

         5.7 The parties intend to cause the IDA Option Agreement to be assigned to Mr. John Power (subject to the prior consent of the IDA). If such assignment occurs or Mr. John Power otherwise acquires an option or other interest in the lands comprised in the IDA Option


                                       9.

Agreement ("the Option Lands"), Mr. John Power hereby undertakes to offer to the Company a lease of any building constructed on the Option Lands on reasonable commercial terms and for a term suitable to the needs of the Company.

6.       WARRANTIES AND INDEMNITY

         6.1 The Warrantors hereby represent and warrant to the Purchaser (for itself and as trustee for its successors in title) in the terms of the Warranties and agree that if any of the Warranties is found to be untrue or incorrect, then, subject to the provisions of this Agreement and without restricting the rights of the Purchaser to claim damages on any other basis available to it, the Warrantors will, at the Purchaser's option, either:

                  6.1.1 pay to the Purchaser an amount equal to the amount by which the amount of any liability (whether existing, prospective or contingent) or the value of any asset (whether existing, prospective or contingent) of the Company or any subsidiary is respectively greater or less than it would have been if the Warranty in question had been true and correct, together with all fees, costs and expenses (including, without prejudice, any Tax arising on the payment whether such tax arises in Ireland or elsewhere) or sustained by the Purchaser as a result of such breach or in connection with the matter or circumstance giving rise to that breach; or

                  6.1.2 pay to the Purchaser an amount equal to the amount by which the value of the Shares is less than it would have been if such Warranty had been true and correct, together with all fees, costs and expenses (including, without prejudice, any Tax arising on the payment whether such tax arises in Ireland or elsewhere) incurred or sustained by the Purchaser or any member of the Purchaser's Group as a result of such breach or in connection with the matter or circumstance giving rise to that breach.

         6.2 The Warranties are given subject to the matters fully and fairly disclosed in the Disclosure Letter. No other information of which the Purchaser may have knowledge (whether before or after the date hereof and whether actual or constructive or imputed) shall prejudice or affect in any way the Purchaser's ability to make any Warranty Claim nor to reduce the amount recoverable in respect of any Warranty Claim.

         6.3 Each of the Warranties shall be separate and independent and shall not be limited by reference to any other paragraph or sub-paragraph or anything in this Agreement or the Schedules.

         6.4 Where any statement contained in the Warranties is expressed to be given or made to the best of the Warrantors' knowledge or is qualified by reference to the Warrantors' awareness or is qualified in some other manner having substantially the same effect, such statement shall be deemed to be qualified by the additional statement that the Warrantors have made all reasonable enquiries prior to the date hereof in respect of the subject matter of the relevant statement and each Warrantor shall be deemed to have knowledge of:

                  6.4.1 anything which each of the other Warrantors knows or is deemed by this clause to have knowledge of; and


                                      10.

                  6.4.2 anything which he or she ought reasonably to have knowledge of given his or her particular position in and responsibilities to the Company and/or any subsidiary.

         6.5 The Purchaser is entering into this Agreement on the basis of the Warranties and in reliance on them and each of the Warrantors acknowledges that this is the case. Liability under any Warranty shall not be confined to breaches discovered before Completion nor in any way be modified or discharged by Completion.

         6.6 The calculation of any damages payable by the Warrantors in respect of any breach of any of the Warranties shall wholly disregard any investigation made by or on behalf of the Purchaser into the affairs of the Company and any subsidiary.

         6.7 Each of the Warrantors agrees with the Purchaser for himself or herself and as trustee for the Company and any subsidiary and its officers and employees to assign to the Purchaser all the rights, remedies or claims which he or she have or may have in respect of any misrepresentations in or inaccuracies or omissions from any information (including information set out in the Disclosure Letter) or advice supplied or given by the Company or any subsidiary or any of the officers, employees or agents of the Company or any subsidiary and on which the Warrantors; have relied in giving the Warranties, preparing the Disclosure Letter and/or entering into this Agreement and/or the other Documents.

         6.8 The Warrantors hereby indemnify and hold the Purchaser harmless against all claims, demands, proceedings, costs and expenses relating to any matter, act, default or omission arising or occurring prior to Completion ("Pre-Completion Liabilities"), save only and to the extent that the Pre-Completion Liabilities are provided for in the Completion Accounts.

         6.9 The Warrantors shall not have any liability whatsoever in respect of any Claim:

                  (a) unless the Purchaser shall have given the Warrantors written notice of the relevant Claim (giving reasonable particulars of the Claim)

                           (i)      in the case of a Claim in respect of any of
the Warranties other than those relating to Tax (and other than a Claim under the Tax Deed) within a period of two (2) years after the Completion Date; and

                           (ii)     in the case of any other Claim relating to
Tax and/or a Claim under the Tax Deed within a period of seven (7) years after the Completion Date;

                  (b) unless the aggregate amount of the liability of the Warrantors for all Claims exceeds IRL30,000 (in which event the Warrantors shall be liable for the entire amount of the Claim and not just the excess).

         6.10 The aggregate amount of the liability of the Warrantors for all Warranty Claims shall not in any event exceed the amounts specified below for that Warrantor:

         John Power                         US$3,068,683
         Charles Mulligan                   US$283,262


                                      11.

         6.11 The liability of the Warrantor in relation to any Claim shall be joint and several and not joint, so that each Warrantor shall be liable for only the proportion of any Claim set out opposite the name of the Warrantor below:

         John Power                      91.5%
         Charles Mulligan                 8.5%
         Total                          100.0%

         6.12 The Purchaser shall, and shall procure that the Company shall, give the Vendors and their professional advisers reasonable access to the premises of the Company (as the case may be) and to any relevant chattels, accounts, documents and records within the power, procurement or control of the Company to enable the Warrantors and their professional advisers to examine such premises, chattels, accounts, documents and records as may be necessary or desirable for the purpose of considering any Claim, and to take copies or photographs thereof at the Warrantors' own expense.

         6.13 Save as expressly provided in this Agreement, nothing herein shall be deemed to relieve the Purchaser or the Company from any common law duty to mitigate any loss or damage occurred by it or them in respect of a Breach of the Warranties.

         6.14 The Purchaser warrants to the Vendors that the Consideration Shares are duly authorised and properly issued.

7.       CONFIDENTIALITY

         7.1      Each of the Vendors shall:

                  7.1.1 not, and shall use all reasonable endeavours to procure that any persons or company controlled by them or any of them shall not, at any time after the date of this Agreement use or disclose to any person any Confidential Information which may be within or may come to its knowledge; and

                  7.1.2 use all reasonable endeavours to prevent the disclosure of any Confidential Information.

8.       USE OF INTELLECTUAL PROPERTY RIGHTS

         The Vendors shall not, and shall procure that no persons or company controlled by any of them shall, either alone or jointly with, through or as manager, adviser, consultant or agent for any person, directly or indirectly use in connection with any business which competes, directly or indirectly, with any business of the Company as carried on at the date of this Agreement, any of the Intellectual Property Rights (in particular, any corporate, trading or business name including the words Cerus or any variation thereof or word similar thereto) or use anything which is intended or is likely to be confused with, any of the Intellectual Property Rights.


                                      12.

9.       FURTHER VENDORS' UNDERTAKINGS

         9.1 Each of the Vendors undertakes to the Purchaser that it shall not, and shall procure that no persons or company controlled by any of them shall, for a period of two years after the date of this Agreement either alone or jointly with, through or as manager, adviser, consultant or agent for any person, directly or indirectly:

                  9.1.1 for a period of two years after the date of this Agreement carry on, or be engaged, concerned or interested in, or assist, any business which competes, directly or indirectly, with the Restricted Business in the Territory;

                  9.1.2 for a period of two years after the date of this Agreement in competition with the Restricted Business either seek to procure orders from, or do business with, or procure directly or indirectly any other person to procure orders from or do business with, any person who has been a client or customer of the Company at any time during the period of 12 months before the date of this Agreement;

                  9.1.3 for a period of two years after the date of this Agreement engage, employ, solicit, or contact with a view to the engagement or employment by any person, any employee, officer or manager of the Company or any person who has been an employee, officer or manager of the Company in the 12 months before the date of this Agreement in either case where the employee, officer of manager either as a part of his duties is privy to Confidential Information or would be in a position to exploit the trade connections of the Company;

                  9.1.4 do or say anything which is harmful to the reputation of the Company or which may lead any person to cease to deal with the Company on substantially equivalent terms to those previously offered or at all;

                  9.1.5 for a period of two years after the date of this Agreement seek to contract with or engage (in such a way as to adversely affect the business of the Company as carried on at the date of this Agreement) any person who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to the Purchaser's Group at any time during the period of 12 months before the date of this Agreement with the intent that each of the foregoing shall constitute an entirely separate and independent restriction on the Vendors.

         9.2 It is agreed between the parties that, whilst the restrictions set out in clause 10. 1 are considered fair and reasonable, if it should be found that any of the restrictions be void or unenforceable as going beyond what is fair and reasonable in all the circumstances and if by deleting part of the wording or substituting a shorter period of time or different geographical limit or a more restricted range of activities for any of the periods of time, geographical limits or ranges of activities set out in clause 10 it would not be void or unenforceable then there shall be substituted such next less extensive period or limit or activity or such deletions shall be made as shall render clause 10.1 valid and enforceable.


                                      13.

10.      ANNOUNCEMENTS

         Unless required by law no public announcement, communications or circular concerning the transactions referred to in this Agreement shall be made or dispatched at any time (whether before or after Completion) by either party without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

11.      COSTS

         Except as otherwise agreed in writing, the Purchaser shall pay its own costs of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement and of all other documents referred to in it. The costs of the Company and of the Vendors in relation to this transaction shall be borne by the Company; said costs are estimated not to exceed IRL40,000.00 and the consent of the Purchaser (which shall not be unreasonably withheld) shall be required in relation to the discharge of any costs incurred by either the Company or any of the Vendors (as the case may be) in excess of the said IRL40,000.00 in aggregate.

12.      FURTHER ASSURANCE

         12.1 At any time after Completion the Vendors shall (at the reasonable cost of the Purchaser) do and execute, or procure to be done and executed, all necessary acts, deeds, documents and things as may be reasonably requested of them by the Purchaser to give effect to this Agreement.

         12.2 At any time after Completion and upon the Purchaser's reasonable request from time to time the Vendors shall (at the reasonable cost of the Purchaser):

                  12.2.1 provide, or procure to be provided, to the Purchaser all information relating to the business and affairs of the Company and which is in its possession or under its control; and

                  12.2.2 give, or procure to be given, to the Purchaser, its directors and agents access to any documents containing any of the information referred to in clause 13.2.1 and the Purchaser may copy any of those documents.

13.      GENERAL

         13.1 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

         13.2 The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

         13.3 The rights and remedies of the Purchaser contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.


                                      14.

         13.4 The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the continuation in force of the remainder of this Agreement.

         13.5 The Warranties, indemnities, undertakings and obligations contained in this Agreement shall remain in fall force and effect notwithstanding Completion.

         13.6 This Agreement shall enure to the benefit of and be binding upon the legal personal representatives and successors of the parties hereto.

14.      ASSIGNMENT

         Neither party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement except that the benefit this Agreement may be assigned by the Purchaser to any subsequent purchaser of the Shares.

15.      NOTICES

         15.1 Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or by registered post or sent by telex or by telefax, to the party due to receive the notice or communication at its address set out in this Agreement or such other address as either party may specify by notice in writing to the other. Any such notice served on the Vendors' Solicitors shall be deemed, for the purposes of this Agreement, to be served on the Vendors. The Vendors hereby irrevocably authorise the Vendors' Solicitors to accept service of proceedings issued in connection with this Agreement. The Purchaser hereby irrevocably authorises the Purchaser's Solicitors to accept service of proceedings issued in connection with this Agreement.

         15.2 In the absence of evidence of earlier receipt, any notice or other communication shall be deemed to have been duly given:

                  15.2.1 if delivered personally, when left at the address referred to in Clause 16.1;

                  15.2.2 if sent by registered post, two days after posting it;

                  15.2.3 if sent by telex, when the proper answer-back is received; and

                  15.2.4 if sent by telefax, on completion of its transmission but if sent after 4:00pm it shall be deemed to have been duly given as at 9:00am on the next Business Day.

16.      GOVERNING LAW AND JURISDICTION

         16.1 This Agreement is governed by, and shall be construed in accordance with the laws of Ireland.

         16.2 Each party irrevocably agrees that the courts of Ireland shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes,


                                      15.

which may arise out of or in connection with this Agreement and, for such purposes, each party irrevocably submits to the jurisdiction of the courts of Ireland.

17.      ENTIRE AGREEMENT

         This Agreement (together with the Disclosure Letter and the Tax Deed and all documents in the agreed form) constitutes the entire understanding and agreement between the parties and supersedes all prior agreements, arrangements, letters and discussions between the parties.

18.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.


                                      16.

                                                  SCHEDULE 1

                                                  THE VENDORS


---------------------------------------- ---------------- ---------------------- ------------------- -----------------

                                           NUMBERS OF     PERCENTAGE OF ISSUED                          NUMBER OF
                                          ISSUED SHARES   SHARE CAPITAL OF THE       NUMBER OF        CONSIDERATION
   NAMES AND ADDRESS OF VENDORS AND        HELD IN THE       COMPANY HELD BY       CONSIDERATION     SHARES (ROUNDED
        REGULATION S PURCHASERS              COMPANY             VENDOR                SHARES              UP)
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

John & Bernadette Power,                     65,000                68.4211%       1,180,263.157895       1,180,262
40 Woodlands Park,
Moycullen, Co.  Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Charles Mulligan,                             6,000                 6.3158%         108,947.368421         108,947
Poolnarooma West Salthill,
Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Timothy & Mary                                2,500                 2.6316%          45,394.736842          45,395
McSweeney, 7 The
Hawthorns, Truskey West,
Barna, Co.  Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Richard Gahan & Grainne                       2,000                 2.1053%          36,315.789474          36,316
Power, 116 Abbeyfield,
Killester, Dublin 5
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Paul Redmond, Carraig na                      2,000                 2.1053%          36,315.789474          36,316
Greinne, Furbo, Co.
Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Bernard Collins, 86                           2,000                 2.1053%          36,315.789474          36,316
Westbrook, Barna Road,
Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Jim Mountjoy, 16 Gosworth                     2,000                 2.1053%          36,315.789474          36,316
Park, Sandycove, Co.
Dublin
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

David Hogan c/o Hogan                         1,000                 1.0526%          18,157.894737          18,158
Motors, Ballybrit, Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Timothy Crowley, 178                          2,000                 2.1053%          36,315.789474          36,316
Spring Street, Pembroke,
MA 02354, USA
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Michael Crowley, 26                           1,500                 1.5789%          27,236.842105          27,237
Cloondara, Oakpark,
Tralee, Co.  Kerry
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Pat Sweeney, 17 Suantra,                      2,000                 2.1053%          36,315.781474          36,316
Dr Colohan Road, Salthill,
Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------


                                      17.

---------------------------------------- ---------------- ---------------------- ------------------- -----------------
Pat & Caitriona McCarthy                        500                 0.5263%           9,078.947368           9,079
Bawnahow, Skibbereen, Co.
Cork
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Pat & Aideen Burke, 39                        1,000                 1.0526%          18,157.894737          18,158
College Grove,
Castleknock, Dublin 15
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Ann Murphy, Chestnut                          1,000                 1.0526%          18,157.894737          18,158
Lane, Dangan, Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Norah Long, 2A Woodlands                      1,000                 1.0526%          18,157.894737          18,158
Park, Moycullen, Co.
Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Brian O'Connell, Le                           1,000                 1.0526%          18,157.894737          18,158
Canadu, Pollnarooma West,
Salthill, Galway.
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Joseph Nolan, Legaun,                           500                 0.5263%           9,078.947368           9,079
Moycullen, Co.  Galway.
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Oliver Lynch, 19 Oaklands,                      667                 0.7021%          12,111.315789          12,111
Salthill, Galway.
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Tony Pidgeon, 1 St.                             622                 0.6547%          11,294.210526          11,294
Romans Close, Rockbarton,
Salthill, Galway.
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

Niall Keating                                   711                 0.7484%          12,910.263158          12,910
9 The Nurseries, Taylors
Hill, Galway
---------------------------------------- ---------------- ---------------------- ------------------- -----------------

                                             95,000                     100%      1,725,000.0000         1,725,000
---------------------------------------- ---------------- ---------------------- ------------------- -----------------



                                      18.

                                   SCHEDULE 2
                                     PART 1
                             INFORMATION CONCERNING
                                  CERUS LIMITED

     1    Registered number:                  277354
     2.   Date of incorporation:              16 December, 1997
     3.   Place of incorporation:             Ireland
     4.   Address of registered office:       Kilraney Centre, Moycullen, Co.
                                              Galway
     5.   Type of company:                    Private company limited by shares
     6.   Authorised share capital:           L600,000 divided into 10,000,000
                                              Ordinary A Shares of L0.01 each
                                              and 500,000 Ordinary B Shares of
                                              L1.00 each.
     7.   Issued Share Capital:
     8.   Legal and beneficial holders of
          shares:                             See second column of Schedule 1
     9.   Directors:                          John Power
                                              Charles Mulligan
                                              Timothy McSweeney
                                              Eoghan O' Sullivan
    10.   Secretary:                          John Power
    11.   Accounting reference date:          31st December
    12.   Auditors:                           G. P. Griffin & Co.
    13.   Tax residence:                      Ireland
    14    VAT registration no.:               8277354F
    15    Bank Accounts:                      Bank of Ireland, 19 Eyre Square,
                                              Galway
    16    Charges:                            None


                                      19.

                                   SCHEDULE 3

                 ITEMS FOR DELIVERY BY THE VENDORS AT COMPLETION

1. Evidence that no dividend or other distributions have been paid by the Company since the Last Accounting Date.

2. Duly executed transfers in respect of the Shares in favour of the Purchaser or its nominee(s) together with the share certificates in respect of the Shares.

3. By way of evidence of the authority of each person executing any document on behalf of the Vendors, a copy of the power of attorney conferring the authority.

4. Pending registration of the Purchaser or its nominees as the holder of the Shares, a duly executed power of attorney in favour of the Purchaser or its nominees generally in respect of the Shares and in particular to enable the Purchaser or its nominees to attend and vote at general meetings of the Company.

5. Any waivers, consents or other documents necessary to vest in the Purchaser the fun beneficial ownership of the Shares and to enable the Purchaser or its nominees to be registered as owners of the Shares.

6. The common seal and all registers, minute books, and other statutory books, required to be kept by Company pursuant to the Companies Acts 1963 to 1990 made up to the Completion Date and all certificates of incorporation and certificates on change of name for the Company.

7.       The Tax Deed duly executed by the Vendors.

8. Duly executed service agreements in the agreed form between John Power and the Company.

9. Copies of all bank mandates of the Company together with copies of statements of all bank accounts as at a date not earlier than five Business Days before the date of Completion.

10. Evidence that all registered charges created by the Company have been discharged.

11. Evidence satisfactory to the Purchaser that loans from the Company to the Vendors have been fully paid and settled.

12. Evidence satisfactory to the Purchasers that all guarantees and/or indemnities executed by the Company in favour of the Vendors or any person connected with them have been discharged and released.

13.      CGT clearance cert or letter from auditors confirming none required.


                                      20.

14. Evidence satisfactory to the Purchaser that no bonuses or gratuities have been paid to employees, consultants, directors or shareholders of the Company since the Last Accounting Date.

15. An agreement to terminate the Subscription Agreement, such agreement to be in a form approved by the Purchaser and executed by all parties to the Subscription Agreement.

16. A side letter to Mr. John Power's service agreement with the Company, in a form approved by the Purchaser.

17. A proprietary information and non-disclosure agreement (in a form approved by the Purchaser) duly executed by each employee of the Company.

18. An agreement to terminate the Shareholders Agreement, such agreement to be in a form approved by the Purchaser and executed by all parties to the Shareholders Agreement.

19. An assignment in favour of the Company from John Power of all intellectual property rights in the invention the subject of the US Patent Office Disclosure Document Program.


                                      21.

                                   SCHEDULE 4

                       WARRANTIES GIVEN BY THE WARRANTORS

1.       CAPACITY AND AUTHORITY

         1.1      INCORPORATION AND EXISTENCE

                  The Company is a company duly incorporated and validly existing under the law of Ireland and is duly qualified to do business in the jurisdictions in which the transaction of its business makes such qualification necessary.

         1.2      POWER AND AUTHORITY

                  The Vendors have the legal right and full power and authority to execute and deliver, and to exercise their rights and perform their obligations under this Agreement and all the documents which are to be executed at Completion.

         1.3      BINDING AGREEMENTS

                  This Agreement constitutes, and the documents which are to be executed at Completion when executed will constitute, valid and binding agreements of the Vendors enforceable in accordance with their respective terms.

2.       INFORMATION

         2.1      ALL INFORMATION

                  All written information (together the "Information") provided to the Purchaser or to its professional advisors by or on behalf of the Warrantor in the course of negotiations leading to this Agreement is at the date hereof true and accurate in all respects and so far as such information is expressed as a matter of opinion, such opinions were when given and are at the date hereof truly and honestly held and not given casually or recklessly or without due regard for their accuracy.

                  The Information has been properly made or provided after due and careful consideration of all relevant factors affecting the same and there were no facts known to the Warrantor which were not taken into account in the preparation of such Information which could reasonably be expected to have a material effect thereon. No events have occurred subsequent thereto and no fact or matter or circumstance exists which has not been disclosed in writing to the Purchaser or to its professional advisers which would render such information inaccurate, untrue or misleading or which on the basis of the utmost good faith ought to be disclosed to an intending purchaser of shares in the Company or the disclosure of which might reasonably affect the willingness of the Purchaser to purchase the Shares on the terms (including price) of this Agreement.


                                      22.

         2.2      THE AGREEMENT AND THE DISCLOSURE LETTER

                  The information set out in this Agreement and in the Disclosure Letter, are true, complete and accurate in all material respects.

         2.3 The Articles of Association of the Company as adopted by a special resolution dated 1 April 1999 were validly adopted and were in full force and effect prior to the issue of the "B" ordinary shares to the holders thereof. To the best of the knowledge information and belief of the Warrantors, the "B" ordinary shareholders were aware of the said Articles of Association prior to the said issue of the "B" ordinary shares in the capital of the Company.

3.       SHARES AND SUBSIDIARIES

         3.1      THE SHARES

                  3.1.1 The Vendors of those Shares which are not the subject of a subsale of even date herewith to the Purchaser are the sole legal and beneficial owners of the Shares.

                  3.1.2 The Vendors of those Shares which are the subject of a subsale of even date herewith to the Purchaser are the beneficial owners of those Shares only; the legal owners thereof are as stated on the applicable Share transfer forms.

                  3.1.3 The Shares and the B Shares comprise the whole of the allotted and issued share capital of the Company. Save for the B Shares, there are no shares issued or allotted in the Company which are not legally and beneficially owned by the Vendors save those Shares which are the subject of a subsale of even date herewith to the Purchaser and the legal title to such Shares is as stated in the applicable Share transfer forms.

                  3.1.4 There is no Encumbrance, nor is there any agreement, arrangement or obligation to create or give any Encumbrance, on, over or affecting any of the Shares and no claim has been made by any person to be entitled to any such Encumbrance.

                  3.1.5    Save as provided in this Agreement:

                           (i)      there is no agreement, arrangement or
obligation in force which calls for the present or future allotment, issue or transfer of, or the grant to any person of the right (whether conditional or otherwise) to call for the allotment, issue or transfer of, any share or loan capital of the Company (including, without limitation, any option or right of pre-emption or conversion); and

                           (ii)     no share or loan capital has been created,
allotted, issued, acquired, repaid or redeemed, or agreed to be created, allotted, issued, acquired, repaid or redeemed, by the Company since the Accounting Date.

                  3.1.6 All rights and interests of every kind existing in respect of the Shares are valid and enforceable by action or legal proceeding or otherwise.


                                      23.

         3.2      SUBSIDIARIES, ASSOCIATES AND BRANCHES

                  3.2.1 The Company does not have any subsidiary or subsidiary undertaking and does not have any interest in, and has not agreed to acquire any interest in, any shares of any other bodies corporate.

                  3.2.2 The Company has no branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement) outside Ireland.

                  3.2.3 The Company does not and has never had any associated undertaking within the meaning of the European Communities (Companies: Group Accounts) Regulations, 1992.

4.       ACCOUNTS

         4.1      GENERAL

                  4.1.1 The Accounts have been prepared in accordance with the laws of Ireland on a proper and consistent basis and in accordance with the Companies Act, 1963 to 1999 and the European Communities (Companies' Group Accounts) Regulations 1992 and with the Accounting Standards.

                  4.1.2 No change in accounting policies has been made in preparing the accounts of the Company for each of the three financial periods ended on the Last Accounting Date, except as stated in the audited balance sheets and profit and loss accounts for those periods.

                  4.1.3 The Accounts show a true and fair view of the assets, liabilities (including contingent liabilities), commitments and financial position and the state of affairs of the Company as at the Last Accounting Date and of the results and cashflows of the Company for the financial period ending on the Last Accounting Date.

         4.2      PROVISION FOR LIABILITIES

                  Full disclosure of and adequate provisions for all liabilities (whether actual, contingent or otherwise) and all material financial commitments in existence at the Last Accounting Date have been made in the Accounts.

         4.3      EXTRAORDINARY AND EXCEPTIONAL ITEMS

                  The results shown by the audited profit and loss accounts of the Company for each of the three financial periods ended on the Last Accounting Date have not (save as disclosed in those accounts) been affected by any extraordinary or exceptional item or by any other circumstances rendering the profits or losses for all or any of the periods covered by those accounts unusually high or low.


                                      24.

         4.4      PROVISION FOR TAXATION

                  The Accounts provide in full for all Taxation liable to be assessed on the Company, or for which it is or may become accountable, in respect of any period beginning on or before the Last Accounting Date and whether or not the Company has or may have any right of reimbursement against any other person and the Accounts provide or note in full for any contingent or deferred liability to Taxation for any such period.

         4.5      VALUATION OF STOCK

                  In the Accounts:

                  4.5.1 stocks (excluding long-term contract balances) were valued in the same manner adopted in the [two] preceding accounting periods and on the basis of the lower of cost and net realisable value;

                  4.5.2 all redundant and obsolete stocks were wholly written off and all slow moving and damaged stocks were written down appropriately and the value of the remaining stock included in the relevant balance sheets did not exceed the lower of cost and net realisable value as at the Last Accounting Date.

                  4.5.3 the value of the work in progress shown in the Accounts properly reflects only the direct costs incurred by the Company.

         4.6      DEPRECIATION

                  4.6.1 The bases and rules of depreciation and amortisation adopted in the Accounts were the same as those adopted in the audited accounts of the Company for the [two] previous accounting periods.

                  4.6.2 The Accounts make adequate provision for depreciation and amortisation of fixed assets of the Company to the period ended on the Last Accounting Date were sufficient to ensure (on the basis of proper maintenance of the assets during their useful life) that each of the fixed assets of the Company would be written down to residual value by the end of its useful life.

         4.7      GAINS AND BALANCING CHARGES

                  Except as disclosed by the Accounts and save insofar as full provision is made therein for Taxation in respect of any chargeable gains or balancing charges which would arise or accrue in respect of any such asset or machinery and plant on disposal thereof at the values at which they are included, no asset is included in the Accounts at such value that if it were obtained in the disposal or deemed disposal of the asset a chargeable gain or balancing charge would arise or accrue.


                                      25.

         4.8      BOOK DEBTS

                  Excluding the bad and doubtful debts for which fall and adequate provision was made in the Accounts, the book debts of the Company on Completion will be good for the full face value thereof and, subject to the exercise of due diligence by the Company, will be paid in the ordinary course of business within six calendar months after the Completion Date.

         4.9      BOOKS AND FINANCIAL RECORDS

                  All the accounting books and records of the Company are in its possession or under its control, are fully and accurately completed in accordance with all applicable legal requirements and are up-to-date.

         4.10     MANAGEMENT ACCOUNTS

                  The Management Accounts have been prepared with due care and attention and have been prepared on a basis consistent with that and on the same assumptions as those made in preparing previous Management Accounts of the Company for the year immediately preceding the date of the Management Accounts and show a reasonably accurate view of the state of affairs and profit or loss of the Company as at and for the period in respect of which they have been prepared.

5.       CHANGES SINCE THE LAST ACCOUNTING DATE

         5.1      GENERAL

                  Since the Last Accounting Date:

                  5.1.1 the business and activities of the Company have been carried on in the ordinary and usual course without interruption, in the same manner (including, without limitation, nature and scope) as in the year ended on the Last Accounting Date and so as to maintain the business of the Company as a going concern;

                  5.1.2 there has been no material adverse change in the financial or trading Company; and

                  5.1.3 save in the ordinary and proper course of business no material changes have occurred in the assets and liabilities shown in the Accounts and there has been no material reduction in the value of the net tangible assets of the Company on the basis of the valuations adopted for the purposes of the Accounts.

5.2      SPECIFIC

                  Since the Last Accounting Date:

                  5.2.1 the Company has not disposed of any asset (including, without limitation, trading stock) and has not supplied any service or business facility of any kind


                                      26.

(including, without limitation, a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable or the disposal or the supply, as the case may be, was less than the consideration which would be deemed to have been received for the purposes of Taxation;

                  5.2.2 the Company has not, other than in the ordinary and usual course of its business:

                           (i)      acquired or disposed of, or agreed to
acquire or dispose of, any material asset; or

                           (ii)     assumed or incurred, or agreed to assume or
incur, any material liability, expenditure or obligation;

                  5.2.3 the Company has not factored, sold or agreed to sell, any of its debts other than in the ordinary and usual course of its business;

                  5.2.4 the Company has not made, or agreed to make, any capital expenditure exceeding in total L30,000 or incurred, or agreed to incur, any commitments involving capital expenditure exceeding in total L30,000;

                  5.2.5 the business of the Company has not been materially and adversely affected by the termination, or any change in the terms, of any important agreement or by the loss of any customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent;

                  5.2.6 no dividend or distribution (including, without limitation, any distribution within the meaning of the Corporation Tax Act 1976) has been declared, paid or made by the Company except as provided in its Accounts;

                  5.2.7 save in the ordinary course of business no payment has been made by the Company which will not be deductible for corporation tax purposes either in computing the profits of the Company or in computing the corporation tax chargeable on the Company;

                  5.2.8 the Company has not changed its accounting reference period;

                  5.2.9 no resolution of the Company in general meeting has been passed (other than any resolution constituting ordinary business conducted at an annual general meeting);

                  5.2.10 the Company has not borrowed or lent any money or increased by an amount any secured liability or (except in the ordinary course of its trading and for full value) disposed of any assets or incurred or entered into any other liability, transaction or contract of a financial nature;

                  5.2.11 the Company has not issued or repaid or agreed to issue or repay or agreed to the registration of any transfer of any share or loan capital or granted any option in relation thereto;


                                      27.

                  5.2.12 the Company has not created, extended, granted or issued or agreed to create, extend, grant or issue any lease, tenancy, licence, mortgage, charge, lien, encumbrance, option, debenture or other security;

                  5.2.13 the Company has not made any unusual augmentation in stock nor written up any fixed assets or stock;

                  5.2.14   the Company has not written off any debts;

                  5.2.15 the Company has not passed any resolution by its members in general meeting or made any alteration to the provisions of its memorandum of association or articles of association; and

                  5.2.16 the Company has not disposed of any assets of a capital nature other than in the normal and ordinary course of business.

                  5.2.17 the Company has not paid any bonus or gratuity to any employee, consultant, director or shareholder of the Company.

6.       TAXATION

         6.1      GENERAL

                  6.1.1 All taxation of any nature whatsoever or other sums imposed, charged, assessed, levied or payable under the provisions of applicable legislation relating to taxation for which the Company is liable as a result of any act or omission by the Company prior to Completion will if, and in so far as such taxation or other sums ought to be paid prior to or on Completion, have been paid at or before Completion and in particular, but without prejudice to the generality of the foregoing, at Completion, all amounts due for payment to the Revenue Commissioners in respect of excise duty and of Value Added Tax in respect of goods or services supplied prior to Completion or goods imported prior to Completion, and of income tax deductible prior to Completion under Schedule E by virtue of the PAYE regulations from time to time in force will have been paid so that the Company will have no liability in respect thereof and at Completion all Social Welfare and Pay Related Social Insurance contributions (both employer's and employees') and any other levies and impositions due in respect of the employees of the Company will have been duly paid.

                  6.1.2 The Company is not liable and has not at any time since the Accounting Date been liable to pay interest on overdue taxation.

                  6.1.3 The Company has not acquired or disposed of any asset or entered into any transaction otherwise than by way of bargain at arm's length.

                  6.1.4 The Company has not entered into any financing or leasing agreement in which or in connection with which the Company has indemnified any other party against any claim, loss or other liability arising from any change in tax legislation or in the interpretation of tax legislation.


                                      28.

                  6.1.5 There are no differences between and taxation treatments of all items in the Accounts.

                  6.1.6 There is no appeal by the Company pending against any assessment to tax and the Company is not in default in payment of any tax within the period prescribed for payment thereof.

                  6.1.7 The Company has not committed any act nor made any omission which might constitute an offence under Section 1078 of the Taxes Consolidation Act, 1997.

                  6.1.8 The Company has not been at any time, for taxation purposes, resident in any jurisdiction other than the Republic of Ireland nor has it been at any time managed or controlled in or from any country other than the Republic of Ireland and the Company has not at any time carried on any trade in any other country and does not have a permanent establishment in any country other than the Republic of Ireland.

                  6.1.9 The Company has for each accounting period up to and including the accounting period ending on Completion furnished the Company's Inspector of Taxes with full and accurate particulars relating to the affairs of the Company, and also has properly and within the prescribed periods of time made all return and given or delivered all notices, accounts and information required for the purpose of taxation, and all such particulars, notices, accounts or information have been correct in all material respects and on a proper basis and none such are disputed by the Revenue Commissioners or other authority concerned, there are no grounds or circumstances which might cause any such dispute and the Company has made all claims which would be of benefit to it within the time limits laid down in the relevant legislation.

                  6.1.10 The Company has submitted computations of its taxable profit in respect of all periods up to and including the last Accounting Date and the Revenue have not audited, or issued notice of intention to audit the company in respect of any accounting period or transaction and the revenue Commissioners have where relevant agreed computations of its taxable profits in respect of all periods up to and including the yew ended on the Accounting Date.

                  6.1.11 The Company has not entered into or been a party to any schemes or arrangements designed partly or wholly for the purpose of avoiding taxation which could be classed as a "tax avoidance transaction" within the meaning of Section 811 of the Taxes Consolidation Act, 1997 and no provisions of that Section apply to the Company in respect of any event (whether or not involving the Company) which took place before Completion or in respect of any series of events, (whether or not such events or any of them involve the Company) taking place partly before Completion and partly after Completion.

                  6.1.12 No act or transaction has been effected in consequence of which the Company is liable for any taxation primarily chargeable against some other person.

                  6.1.13 The making of returns, payment of preliminary tax and all other requirements of Sections 950 to 959 of the Taxes Consolidation Act, 1997 have been complied with fully by the Company.


                                      29.

                  6.1.14 No penalty under Section 1084 of the Taxes Consolidation Act, 1997 has or will become payable.

                  6.1.15 No notice of attachment has been served on the Company or in relation to any funds of the Company under Section 1002 of the Taxes Consolidation Act, 1997.

                  6.1.16   The Company has for each accounting period:

                           (i)      furnished the Inspector of Taxes with full
and accurate particulars relating to the affairs of the Company; and

                           (ii)     properly and within the prescribed periods
of time made all returns and given or delivered all notices, accounts and information required for the purposes of taxation.

                           (iii)    Complied fully with the requirements of
Sections 950 to 959 of the Taxes Consolidation Act, 1997, regarding the payment of preliminary tax, corporation tax and capital gains tax.

         All such particulars, returns, notices, accounts information and payments have been correct in all material respects and on a proper basis and none such are disputed by the Revenue Commissioners or other authority concerned. In addition there are no grounds or circumstances which might cause any dispute and the Company has made all claims which would be of benefit to it within the time limits laid down in the relevant legislation.

                  6.1.17 No transaction has or had been effected by the Company in respect of which any consent or clearance from the Revenue Commissioners or other taxation authority was required and which consent or clearance (as the case may be) was not obtained.

                  6.1.18 The Company is not and has never been a member of a group of companies within the meaning of Section 590 or Section 616 of the Taxes Consolidation Act, 1997, or associated with any other company within the meaning of Section 423(1), Taxes Consolidation Act, 1997.

                  6.1.19 The provisions of the Waiver of Certain Tax, Interest and Penalties Act, 1993 do not have any application to the Company or any of its officers.

                  6.1.20 The Company has not made a relevant investment within the meaning of Section 481, and Schedule 32, Paragraph 22 of the Taxes Consolidation Act, 1997.

                  6.1.21 The Company is not a service company for the purposes of S 441 TCA 1997.

                  6.1.22 The Company has no liability to Dividend Withholding Tax under Chapter 8A of Part 6 of Taxes Consolidation Act 1997.

                  6.1.23 The Company does not need to apply for a certificate under S 980 (8) Taxes Consolidation Act 1997, as a result of the current transactions.


                                      30.

                  6.1.24 The Company has complied in all respects with the provisions of Section 894 Taxes Consolidation Act 1997.

                  6.1.25 The Company has not been a party to or otherwise been involved in any transaction scheme or arrangement to which the provisions of
Part 28, Chapter 1 and Schedule 21 Taxes Consolidation Act 1997 apply.

                  6.1.26 The Company has not been a party to or otherwise been involved in any transaction scheme or arrangement to which the provisions of
Part 3 Chapter 1 Taxes Consolidation Act 1997 apply.

                  6.1.27 The Company has not been a party to or otherwise been involved in any transaction scheme or arrangement under which a liability to tax could arise to the Company under S 1001 Taxes Consolidation Act 1997.

                  6.1.28 No event has occurred and the Company has not entered into any transaction which could give rise to a liability to tax under Part 20 Chapter 2 Taxes Consolidation Act 1997.

                  6.1.29 The Company has not made any claim under S 930 Taxes Consolidation Act 1997.

                  6.1.30 The Company has not made any claim under S 1004 of the Taxes Consolidation Act 1997.

                  6.1.31 The Company has complied in all material respects with the provisions of S 1041 Taxes Consolidation Act 1997 and with all regulations which have been made by virtue thereof.

                  6.1.32 The Disclosure Letter contains full details of the Company's rights and obligations and liabilities in respect of the B Shares. Furthermore, no arrangements are in place whereby the Company is required to compensate any of the holders of the B Shares for a withdrawal of any relief under Part 16 of the Taxes Consolidation Act 1997.

                  6.1.33 All the Company's expenses incurred prior to Completion were incurred wholly and exclusively for the purposes of the Company's trade and no circumstance exists which would lead to a denial of tax deduction by the Revenue Commissioners for any expense incurred prior to Completion.

         6.2      CORPORATION TAX

                  6.2.1    (a)      The Company has not paid remuneration to its
employees, officers or directors (either deemed or otherwise) in excess of such amount as will be deductible in computing the taxable profits of the Company;

                           (b)      The Company has not paid and will not pay
remuneration or compensation for loss of office or make any gratuitous payment or any other payment in respect of management or other services rendered or to be rendered to the Company to any of its present


                                      31.

or former directors or employees (deemed or otherwise) which will not be deductible in computing the taxable profits of the Company;

                           (c)      The Company has not paid nor has it agreed
to pay nor will it become liable to pay any payment to any person which will not be deductible in computing the taxable profits of the Company.

                  6.2.2 In respect of Schedule 32, Paragraph 7 of the Taxes Consolidation Act, 1997, no circumstance exists which would lead the Revenue to withdraw approval of the scheme or to contend that the Company is not a qualifying Company carrying on a specified trade.

                  6.2.3 In respect of profit sharing schemes under Sections 509 to 518 of the Taxes Consolidation Act, 1997, no circumstance exists which would lead the Revenue to withdraw approval of any such scheme.

                  6.2.4    In respect of employee share ownership trusts under
Section 519 and Section 511(A) of the Taxes Consolidation Act, 1997, no circumstance exists which would lead the Revenue to withdraw approval of any such scheme.

                  6.2.5    If the employees of the Company have benefited from
Section 479 of the Taxes Consolidation Act, 1997, no circumstance exists in relation to the Company which would lead to the withdrawal of the relief.

                  6.2.6 The Company has not, within the meaning of Sections 520 to 529 of the Taxes Consolidation Act, 1997, received payment in respect of professional services from an accountable person.

                  6.2.7 No loan or advance or payment has been made or consideration given or transaction effected falling within Sections 438 or 439 of the Taxes Consolidation Act, 1997.

                  6.2.8 The Company has duly complied with the requirements of Section 239 of the Taxes Consolidation Act, 1997 and with the requirements of all other provisions relating to the deduction and withholding of tax at source up to the date hereof and all such tax which has become due to the Revenue Commissioners has been paid to the Revenue Commissioners.

                  6.2.9 The Company has never incurred any expense or paid any amount in consequence of which the Company has been or could be treated under Sections 436 or 437 of the Taxes Consolidation Act, 1997 as having made a distribution.

                  6.2.10 The limitation on the meaning of "distribution" provided for by Sections 133 and 134 of the Taxes Consolidation Act, 1997 does not apply to any financial arrangements of the Company.

                  6.2.11 The Company is not affected by the amendments to Part IX of the Corporation Tax Act, 1976 contained in Section 133(3) and 134(2) of the Taxes Consolidation Act, 1997.


                                      32.

                  6.2.12 Section 138 of the Taxes Consolidation Act, 1997 does not apply to any dividend paid by the Company in respect of its preference shares.

                  6.2.13 The Company has not made any claim for relief in respect of stock appreciation under Section 665 to 669 of the Taxes Consolidation Act, 1997 or under Section 31 and 31A of the Finance Act, 1975 or
Section 26 of the Finance Act, 1976 or Section 49 Finance Act, 1984.

                  6.2.14 The Company has not effected or entered into any act transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of Sections 98, 99, 100 and 103 of the Taxes Consolidation Act, 1997.

                  6.2.15 The Company has not surrendered any amount by way of group relief under the provisions of Sections 411 to 424 the Taxes Consolidation Act, 1997.

                  6.2.16 The Company is not and will not at any time in the future become liable to make a subvention payment or any other payment for an amount surrendered by any other Company under or in connection with the provisions of Section 411 of the Taxes Consolidation Act, 1997.

                  6.2.17   The Company has not at any time:

                           (a)      repaid or redeemed or agreed to repay or
redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

                           (b)      capitalised or agreed to capitalise in the
form of shares, debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

                           (c)      provided capital to any company on terms
whereby the company so capitalised has in consideration thereof issued shares loan stock or other securities where the terms of any such capitalisation were otherwise than by way of a bargain made at arm's length or where the shares loan stock or other securities acquired are shown in the Accounts at a value in excess of their market value at the time of acquisition.

                  6.2.18 No allowable loss which has arisen or which may hereafter arise on the disposal by the Company of shares in or securities of any company is liable to be disallowed in whole or in part by virtue of the application of Section 621 or 622 of the Taxes Consolidation Act, 1997.

                  6.2.19 No change of ownership of the Company has taken place in circumstances such that Section 401 of the Taxes Consolidation Act, 1997 has or may be applied to deny relief for a loss or losses incurred by the Company.

                  6.2.20 On a sale of any machinery and plant at the value thereof shown in the Accounts no balancing charge will be incurred.


                                      33.

                  6.2.21 There has not been, in respect of any accounting period, any excess of distributable investment and estate income within the meaning of Section 434 of the Taxes Consolidation Act, 1997.

                  6.2.22 The Company is entitled to relief up to 5th April 1990 under Sections 144 to 146 of the Taxes Consolidation Act, 1997.

                  6.2.23 The Company has never claimed relief under Sections 147 to 149, 151, 442 to 450 and 453 and Schedule 32, paragraphs 4, 5(2), 6(2),
16(1) - (4) and 18 of the Taxes Consolidation Act, 1997.

                  6.2.24 The Company has not entered into transactions by virtue of which it will be chargeable under Case IV, Schedule D in accordance with Section 815 of the Taxes Consolidation Act, 1997.

                  6.2.25 The restrictions on the use of capital allowance for certain leased assets, as set out in Section 403 of the Taxes Consolidation Act, 1997 do not have application to any transactions entered into by the Company.

                  6.2.26 The provisions of Sections 272 and 317(3) of the Taxes Consolidation Act, 1997 apply to all expenditure incurred by the Company, and have been properly implemented in the accounts of the Company.

                  6.2.27 No circumstance exists in connection with the Company which would lead to the withdrawal of relief for investment in research and development as provided for in Chapter III of the Finance Act, 1986.

                  6.2.28 The Company is not liable to any claim in respect of tax due under Sections 530 or 531 of the Taxes Consolidation Act, 1997, and the Company has complied with the provisions of these Sections.

                  6.2.29 The Company has not entered into any transaction as a result of which it could be assessed to tax under Schedule D in accordance with
Section 639 to 647 of the Taxes Consolidation Act, 1997.

                  6.2.30 The Company has not received a notice under Section 446 of the Taxes Consolidation Act, 1997, requiring the Company to desist from an activity or revoking the certificate.

                  6.2.31 The utilisation of losses incurred by the Company is not restricted by Section 456 of the Taxes Consolidation Act, 1997.

                  6.2.32 No reduction or withdrawal of relief has occurred under Section 222 of the Taxes Consolidation Act, 1997.

                  6.2.33 No allowance in respect of capital expenditure is or may be restricted by virtue of Sections 271, 273, 274, 278, 283, 284, 285, 300, 304, 305, 316, 317, 320, 658 and Schedule 32, paragraphs 9 and 23(2) of the
Taxes Consolidation Act, 1997.


                                      34.

         No circumstances exist in connection with the Company, or its shares, which would or could lead to the withdrawal of relief as provided for in Part 16 of the Taxes Consolidation Act.

                  6.2.34 The Company has not entered into or taken any steps the object of which is a transaction which comes or might come within Section 817 of the Taxes Consolidation Act, 1997.

                  6.2.35 The Company does not beneficially own nor has it ever beneficially owned shares to which Sections 155 and 489 of the Taxes Consolidation Act, 1997 apply or may have applied.

                  6.2.36 The goods produced by the Company fall within the definition of goods regarded as manufactured contained in Section 443 of the Taxes Consolidation Act, 1997.

                  6.2.37 The tax benefit envisaged at the time of borrowing in respect of any loan under Section 130 of the Taxes Consolidation Act, 1997 will under present legislation remain undiminished until such loan has been repaid.

                  6.2.38 The Company does not own nor has it ever owned an asset which constitutes a material interest in an off-shore fund which is or has at any time been a non qualifying off-shore fund within the terms of Sections 740 to 747 of the Taxes Consolidation Act, 1997.

                  6.2.39 Any machinery or plant provided for use for the purposes of the trade of the Company after I April 1990 is used wholly and exclusively for the purposes of the trade of the Company.

                  6.2.40 The cost of acquisition for the purposes of corporation tax on chargeable gains to the Company of each asset of the Company (except trading stock and work in progress) is not less than the book value of that asset as provided for in the Company's accounts and the Company has not acquired any asset otherwise than by way of bargain at arms-length.

                  6.2.41 As at Completion, the Company has no accumulated trading corporation tax losses and no advance corporation tax available for carrying forward unless such (if any) as are identified by the tax computation for the year ended 31st December 1999.

                  6.2.42 The Company has not since its incorporation acquired any assets other than trading stock from any company which at the time of the acquisition was a member of the same group as defined in Sections 590(11) and 616 of the Taxes Consolidation Act, 1997.

                  6.2.43 Where fixed assets have been stated in the Accounts in excess of their cost, any potential liability to Taxation on chargeable gains that would accrue on the sale of these assets at their values stated are either fully provided for or disclosed by way of note in the Accounts.

                  6.2.44 The Company is not a close company as defined in Taxes Consolidation Act, 1997.


                                      35.

                  6.2.45 All of the disbursements of the Company from 31 December 1999 to Completion are bona fide disbursements wholly exclusively and necessarily incurred during the ordinary course of business of the Company.

                  6.2.46 The Company and the Vendors have complied with all the provisions of s128 TCA 1997.

         6.3      ADVANCE CORPORATION TAX ("ACT")

                  6.3.1 The Company has no liability to ACT under Sections 159 to 172 of the Taxes Consolidation Act, 1997.

                  6.3.2 The Company has not made an election under Section 165 of the Taxes Consolidation Act, 1997 and no surrender has been made under
Section 166 of the Taxes Consolidation Act, 1997.

                  6.3.3    The Company is not affected by the provisions of
Section 167 or Section 170 of the Taxes Consolidation Act, 1997.

         6.4      CAPITAL GAINS TAX

                  6.4.1 The Company has not made any claim under Section 597 of the Taxes Consolidation Act, 1997, as respects the consideration for the disposal of or of its interest in any assets which are defined in the said Section 597 as "the old assets".

                  6.4.2 The Company has not made any such transfer as is referred to in Section 589 of the Taxes Consolidation Act, 1997, or received any asset by way of gift as mentioned in Section 978 of the Taxes
Consolidation Act, 1997.

                  6.4.3 The Company has not been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in Sections 583 to 588, Section 600, Section 615 or
Section 733 of the Taxes Consolidation Act, 1997, under which shares or debentures have been issued or any transfer of assets effected.

                  6.4.4 [The Company has not entered into any transaction which has, will or may give rise to a charge to tax under the provisions of Taxes Consolidation Act, 1997 or under the provisions of the Capital Acquisitions Tax Act, 1976.]

                  6.4.5 The Company has no liability by virtue of the provisions of Section 571 of the Taxes Consolidation Act, 1997.

                  6.4.6 The Company has not made any claim under Section 1005 of the Taxes Consolidation Act, 1997 and no tax liability has been deferred under any other provision of the Taxes Consolidation Act, 1997 including Sections 981 and 563(1) of the Taxes Consolidation Act, 1997.

                  6.4.7 The Company has not entered into any transactions which give rise to a liability under Sections 590, 616, 623, 625, 626 of the Taxes Consolidation Act, 1997. Nor has

                                      36.

the Company entered into any transactions to which Sections 632 to 635, 637 and 648 to 649 of the Taxes Consolidation Act, 1997, apply.

                  6.4.8 There have been no claims under Section 538 of the Taxes Consolidation Act, 1997.

                  6.4.9 The Company has not entered into or taken any steps the object of which is a transaction which comes within or might come within Sections 549 or 817 of the Taxes Consolidation Act, 1997.

         6.5      STAMP/CAPITAL DUTY

                  6.5.1 The Company has duly complied with and has no liability under Section 1 of the Stamp Act, 1891 as substituted by the provisions of Section 94 of the Finance Act, 1991.

                  6.5.2 All documents in the possession or under the control of or required in connection with the title of the Company to any matter or thing of the Company which attract stamp duty have been properly stamped.

                  6.5.3 No relief, exemption or reduction has been obtained from companies capital duty or stamp duty and without prejudice to the generality of the foregoing no relief, exemption or reduction has been obtained from companies capital duty or stamp duty under Section 72 of the Finance Act, 1973 (as amended) or from stamp duty under Section 19 of the Finance Act, 1952 (as amended) or Section 31 of the Finance Act, 1965 (as amended) which:

                           (a)    has become liable to forfeiture; or

                           (b)    may be forfeited in the future.

                  6.5.4 All capital duty and/or stamp duty payable by the Company in respect of any of the transactions referred to in the following Sections of the Finance Act, 1973 has been duty and promptly paid by the Company so that there is no liability in respect thereof or any, interest thereon:

                           (a)    Section 63;

                           (b)    Section 64;

                           (c)    Section 68; and

                           (d)    Sections 69 and 70.

                  6.5.5 All other capital and/or stamp duty howsoever arising or payable has been paid by the Company and there is no outstanding liability therefore or interest thereon.

                                      37.

         6.6      VALUE ADDED TAX

                  6.6.1 The Company is a registered and taxable person for the purposes of the Value Added Tax Acts and has complied in all respects with such legislation and all regulations made or notices issued thereunder and has maintained full complete correct and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof.

                  6.6.2 The Company is not in arrears with its payments or return or notifications under the Value Added Tax legislation regulations or notices or liable to any abnormal or non routine payment or any forfeiture or penalty or to the operation of the penal provisions contained therein.

                  6.6.3 The Company has not been required by appropriate fiscal authorities to give security under the Value Added Tax legislation.

                  6.6.4 No arrangement exists or has existed whereby pursuant to Section 8(8) of the Value Added Tax Act, 1972 and Regulation 5 of the Value Added Tax Regulation 1979 (as amended) the business activities of the Company are or were deemed to be carried on by any other person or the business activities of any other person are or were deemed to be carried on by the Company.

                  6.6.5    The Company has not availed of the procedure in
Section 58 of the Finance Act, 1989 whereby a trader may account and make returns for VAT purposes other than after each two monthly taxable period.

                  6.6.6 The Company does not make any supplies which are exempt for VAT purposes.

                  6.6.7 The Company has never acted as an agent, manager or factor of any person not resident in the State so as to be accountable for that person's tax under Section 37 of the Value Added Tax Act, 1972.

                  6.6.8 The only deductions of input Tax (i.e. tax paid in respect of supplies to the Company) from output tax (i.e. tax payable by the Company in respect of supplies made by it) which the Company has claimed are credits or deductions allowable under Section 12 of Value Added Tax Act 1972.

                  6.6.9 Any payments of excess credit for input Tax or refunds of Tax to the Company have been made on the correct basis.

                  6.6.10 The Company has never been required to make adjustments to the deduction of input tax paid on capital items in accordance with the provisions of Section 12 of the Value Added Tax Act 1972.

                  6.6.11 No value is attributable in the Accounts to credit for input tax paid which is not available in full by reason of the Company having made exempt supplies for VAT

                                      38.

purposes or otherwise nor for refunds not made on the correct basis. Details of any exempt supplies made by the Company are set out in the Disclosure Letter.

                  6.6.12 The Company has never been and will not up to Completion be liable to any penalty and no goods of the Company have been or will up to Completion be liable to forfeiture under Section 27 of the VAT Act 1972.

                  6.6.13 The Company does not make exempt supplies for VAT purposes nor are they unable to obtain a credit or deduction for any input tax paid or suffered by them.

         6.7      CAPITAL ACQUISITIONS TAX

                  6.7.1 There is no unsatisfied liability to capital acquisitions tax attached or attributable to the Shares or any of the assets of the Company and the Shares and the said assets are not subject to a charge in favour of the Revenue Commissioners.

                  6.7.2 No person is liable to capital acquisitions tax attributable to the value of any of the Shares and in consequence no person has the power to raise the amount of such tax by sale or mortgage or by a terminable charge on any of the Shares.

                  6.7.3 The Company has not entered into or taken any steps the object of which is a transaction which comes within Section 90 of the Finance Act, 1989.

                  6.7.4 The Company has not, prior to completion, entered into any transaction which will or may give rise to a tax liability to the Company under the provisions of the Capital Acquisitions Tax Act 1976.

         6.8      WEALTH TAX

         The Company has not any outstanding liability for wealth tax under the Wealth Tax Act, 1975.

         6.9      PAYE/SOCIAL WELFARE

                  6.9.1 The Company is registered for the purposes of regulations made under Section 986 of the Taxes Consolidation Act, 1997, and has complied in all respects with such regulations and has maintained full, complete, correct and up to date records appropriate or requisite for the purposes thereof.

                  6.9.2 The Company is not in arrears with its payments or returns required under regulations made under Section 986 of the Taxes Consolidation Act, 1997, or liable to interest or any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions due to non-compliance with the said regulations.

                  6.9.3 The Company has complied in all respects with Part II, Chapter 1, Social Welfare Consolidation Act, 1981, Health Contributions Act, 1979, Youth Employment Agency Act, 1981 and Section 16 Finance Act, 1983 and any regulations made under those Acts and has maintained full, complete, correct and up to date records appropriate or requisite for the

                                      39.

purposes thereof and has not committed any offence under Section 115, Social Welfare Consolidation Act, 1981 and is not liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions due to non-compliance with the said Acts and/or regulations.

                  6.9.4 The Company has not availed of the Income Tax (Employments) Regulations 1989 (SI No. 58 of 1989) whereby an employer may make remittances of PAYE deducted from his employees at longer intervals than the normal monthly remittance basis.

                  6.9.5 The Company has properly operated the PAYE system of deduction and of accounting to the Revenue Commissioners (and all similar systems to the appropriate authority in any other jurisdiction) for tax chargeable on the remuneration of its employees (deemed or otherwise) and has properly operated social welfare deductions (or their equivalent in any other jurisdiction) and had made all payments to the relevant authority in respect thereof.

         6.10     MISCELLANEOUS

                  6.10.1 The Company has not been the subject of any audit inspection or discovery by the Revenue Commissioners and there are no facts to the best of the knowledge, information and belief of the Warrantors which are likely to cause such an audit, inspection or discovery to be made.

7.       ASSETS

         7.1      TITLE, CONDITION AND SUFFICIENCY OF ASSETS

                  7.1.1 All assets included in the Accounts or acquired by the Company since the Last Accounting Date (other than trading stock subsequently disposed of in the ordinary and usual course of business) and all material assets used by the Company or which are in the reputed ownership of the Company are:

                           (i)    legally and beneficially owned by the
Company free from any Encumbrance; and

                           (ii)   where capable of possession, in the
possession or under the control of the Company.

                  7.1.2 The plant, machinery, vehicles and all other equipment furniture and fittings used in connection with the business of the
Company:

                           (i)    is in good repair and condition and in
satisfactory working order, and has been regularly and properly maintained;
and

                           (ii)   is operating (or is capable of operating)
safely and without danger to any person, property or the environment and in accordance with all relevant licences, regulations and permits governing its use.

                                      40.

                  7.1.3 Maintenance contracts are in full force and effect in respect of all assets of the Company which it is normal or prudent to have maintained by independent or specialist contractors.

                  7.1.4 The assets owned or leased by the Company and the facilities and services to which the Company has a contractual right comprise all the assets, facilities and services necessary or convenient for the carrying on of the business of the Company in the manner in which it is presently conducted.

         7.2      HIRE PURCHASE AND LEASED ASSETS

         The Company is not a party to, nor has any material liability under, any lease or hire, hire purchase, credit sale or conditional sale agreement.

         7.3      STOCKS

         The level of stocks of the Company is reasonable having, regard to current and anticipated demand.

         7.4      INTELLECTUAL PROPERTY

                  7.4.1 The Company is the registered proprietor (where appropriate) of or applicant for and the beneficial owner of and otherwise has good title to each of its patents, trade marks, registered designs and copyrights free from all charges, liens, encumbrances, equities, licences, user and other parties are presently infringing the same.

                  7.4.2 The Company has not any interest in any other patents, trade marks, registered designs, copyrights or applications for any of the same.

                  7.4.3    The Intellectual Property Rights are:

                           (i)    in full force and effect; and

                           (ii)   solely and beneficially owned by, and
validly granted to, the Company free from all licences or Encumbrances.

                  7.4.4 The Company is not a party to any confidentiality or other agreement or understanding of any kind or nature whatsoever which restricts the free use or disclosure of any information.

                  7.4.5 The Company does not use, or otherwise carry on its business under, any name other than its corporate name.

                  7.4.6 The Company has not entered into any agreement (whether as licensor or licensee) for

                                      41.

                           (i)    the licensing or use of any patents, trade
marks, registered designs, copyrights or any applications therefor, including without limitation the Intellectual Property Rights;

                           (ii)   the provision or acquisition of know-how or
technical information or assistance; or

                           (iii)  the prohibition or restriction of the
disclosure of any know-how or technical information.

                  7.4.7 The Company dues not require any either patent, trade mark, registered design, copyright or licence for any of the operations of any of its businesses as presently carried on and wheresoever carried on.

                  7.4.8 None of the business operations of the Company infringe any intellectual property right vested in any other party or win or may give rise to payment by the Company of any royalty or of any sum in the nature of a royalty or to liability to pay compensation.

                  7.4.9 The know-how, secrets, confidential information and lists of customers and suppliers of the company are all adequately documented.

                  7.4.10 The subject matter of the Intellectual Property Rights has been made or otherwise generated solely by employees of the Company and in the course of carrying out their normal duties or duties specifically assigned to them. No employee of the Company is entitled to or has claimed any payment in respect of any of the Intellectual Property Rights.

                  7.4.11 No act has been done or has been omitted to be done to entitle any authority or person to cancel, forfeit or modify any Intellectual Property Rights.

                  7.4.12 All documents material to the title to the Intellectual Property Rights form part of the records and assets of the Company's business.

                  7.4.13 Save as disclosed to Aerogen's patent attorney there are no Intellectual Property Rights owned or used by the Company capable of registration which have not been so registered, or in respect of which application for registration has not been made or is pending.

                  7.4.14 None of the Intellectual Property Rights owned or used by the Company is the subject of any claim, opposition, attack, assertion or other arrangement of whatsoever nature which does or may impinge or their use, validity, enforceability or ownership by the Company, and there are no grounds or other circumstances which may give rise to the same.

                  7.4.15 The activities, processes, methods and products employed and used by the Company:

                           (i)    are not supplied subject to the licence
(other than from the Purchaser), consent or permission of, or payment to, any third party;

                                      42.

                           (ii)   do not infringe any intellectual property
rights of any third party; and

                           (iii)  have not given rise to any Claim against
the Companies.

                  7.4.16 No party to any agreement relating to the use by the Company of any Intellectual Property Rights owned by a third party is, or has at any time been, in breach of the agreement.

         7.5      TRADE MARKS

                  7.5.1 No limitations or restrictions on the use or enforceability of any of the Trade Marks have been agreed with any third party or registered in relation to any of the Trade Marks.

                  7.5.2 No third party is entitled or has been permitted to or does use marks which consist of or include any of the Trade Marks or any similar such mark in connection with:

                           (i)    any goods or services within the classes in
which the Trade Marks are registered or used; or

                           (ii)   goods or services of the same description
as any of the goods or services in respect of which any of the Trade Marks are registered or used; or

                           (iii)  services or a description of services which
are associated with those goods or goods of that description, or vice versa.

                  7.5.3 Each of the Trade Marks which are registered was used by the registered proprietor or a licensee complying with the licence thereof and has not ceased to be so used for any period exceeding 12 months.

         7.6      KNOW-HOW

                  7.6.1 All the know-how comprised in the Intellectual Property Rights is adequately documented and of a confidential nature or the confidentiality thereof is material to the business of the Company ("Confidential Know-How") no part of the Confidential Know-How has been or will be disclosed to any third party and there is no agreement or other arrangement or circumstance under which any third part can require any such disclosure.

                  7.6.2 The Company has not received any information from any third party subject to any signed confidentiality undertakings other than those annexed to the Disclosure Letter and such information which has been received is clearly identifiable.

         7.7      COMPUTERS

                  7.7.1 The Company has in force maintenance contracts for all items of computer hardware having a cost in excess of IRL75,000 (including operating systems) which it uses and there is no reason to believe that those maintenance contracts will not be renewed by

                                      43.

the other contracting party upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

                  7.7.2 The Company has not suffered any material failures or break downs of the computer hardware which it used in the year preceding the date of the Agreement.

                  7.7.3 The Company has operated and used all items of computer hardware used by it in accordance with the manufacturer's recommendations including (without limitation) any recommendations as to environmental condition and power supply.

                  7.7.4 All computer software (including programs held on silicon chip, compact or digital or floppy disks and any other media, manuals and operator guides) used by the Company is either owned by the Company or held by it on licence.

                  7.7.5 The Company has in force software support contracts for all items of computer software and there is no reason to believe that those contracts will not be renewed by the other contracting party upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

                  7.7.6 The Company has not suffered any failures or "bugs" in or breakdowns of such software (except arising from operator error not based on inadequate manuals) in the year preceding the date of the Agreement.

                  7.7.7 The Company has not and is entitled to have back up copies of all such software, which copies are up to date, fit for immediate use and stored in a secure place separate from the original copies of such software themselves.

                  7.7.8 The Company has altered, adapted or modified any software held by it on licence or used by it whether with or without the consent of the owner or manufacturers thereof.

                  7.7.9 The Company has taken proper precautions to preserve the availability, confidentiality and integrity of its computer systems.

                  7.7.10 The Company is not aware of any case where fraud has been committed against the Company by use or abuse of its computer systems, whether alone or in conjunction with any third party.

         7.8      EFFECT OF SALE

         The execution or performance of this Agreement and all other documents which are to be executed on the date hereof will not:

                  7.8.1 conflict with or result in the breach of or constitute a default under any of the terms, conditions or other provisions of:

                           (i)    any agreement licence or instrument to which
the Company is a party; or

                                      44.

                           (ii)   any provision of the Memorandum and
Articles of Association of the Company; or

                           (iii)  any Encumbrance, lease, contract, Order,
Judgement, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any assets of the Company is bound or subject;

                  7.8.2 relieve any person from any obligation to the Company (whether contractual or otherwise) or enable any person to determine or avoid any such obligation or any right or benefit enjoyed by the Company to enable any person to exercise any right whether under an agreement with or otherwise in respect of the Company;

                  7.8.3 result in the creation, imposition, crystallisation or enforcement of any security interest whatsoever on any assets of the Company.

         7.9      BUSINESS DEALINGS

         As a result of the acquisition of the Shares by the Purchaser no:

                  7.9.1 supplier of the Company will cease, or be entitled or likely to cease under the terms of any contract, agreement or arrangement (written or oral), supplying the Company, or may substantially reduce its supply, or modify its terms of supply to the Company;

                  7.9.2 client or customer of the Company will cease, or be entitled or likely to cease under the terms of any contract, agreement or arrangement (written or oral), to deal with the Company, or may substantially reduce its existing level of business, or alter the basis upon which it does business with the Company;

                  7.9.3 the Company will not or may not lose the benefit of any right or privilege which it enjoys; and

                  7.9.4 officer or senior employee of the Company will leave the employ of the Company.

         None of the Vendors has received notice that as a result of the acquisition of the Shares by the Purchaser:

                           (i)    any client or customer of the Company will
cease to deal with the Company or substantially reduce its existing level of business, or alter the basis upon which it does business with the Company; or

                           (ii)   any officer or senior employee of the
Company will leave the employ of the Company.

8.       INSURANCE

         8.1 Copies of all current insurance and indemnity policies (the "Policies") in respect of which the Company has an interest have been provided to the Purchaser, together with a list of

                                      45.

such Policies and all premiums due in respect of the Policies have been fully paid and the next renewal dates for each of the Policies is set out in the Disclosure Letter.

         8.2 There are no circumstances which could lead to any liability under such Policies being avoided by insurers or the premiums increased and all of the Policies are in full force and effect and are not void or voidable and nothing has been done or omitted to be done by the Company which would make any of the Policies void or voidable.

         8.3 No claim is outstanding under any of the Policies and no event has occurred, and no circumstances exist, which gives rise, or are likely to give rise, to any claim under any of the Policies.

         8.4 Nothing has been done or omitted to be done by the Company which is likely to result in an increase in premium under any of the Policies.

         8.5 The Company is now, and has at all material times been, adequately covered against accident, damage, injury, public liability, third party loss (including product liability), loss of profits and other risks normally covered by insurance and the Property and all other assets of an insurable nature of the Company are insured with a reputable insurance office or underwriters in amounts representing their full reinstatement or replacement value (including, where any of the property is let, two years loss of rent) against fire and other risks normally insured against by persons carrying on business similar to that of the Company.

         8.6 All claims made by the Company under its past and present insurance policies have been settled in full by the relevant insurers.

9.       PROPERTY

         9.1 The Property comprises all the land and buildings owned and/or occupied and/or used by the Company or otherwise used in connection with the business of the Company.

         9.2 The Company has good and marketable title to the Property and is the legal and beneficial owner of the Property.

         9.3      The Property is not subject to:

                  9.3.1 any matters which might adversely affect the value of the Property or the proper use, occupation or enjoyment of the Property for the purpose for now used and all matters which benefit the Property have where necessary been properly protected by registration;

                  9.3.2 (and have never been subject to) any contaminative use.

         9.4 All necessary permissions, consents and licences relating to the Property, its current use and the conduct of the Company's business therefrom have been obtained and any attached conditions have been satisfied and are not onerous.

                                      46.

                  9.4.1 The Property is directly served by all means of access, services and other facilities necessary for its current use and all of these are either publicly adopted or owned by the relevant statutory undertaker; and

                  9.4.2 There are no proposed schemes or orders affecting any road or highway giving lead to any such proposal, scheme or order which would adversely affect the use or enjoyment of the Property.

         9.5 The Property is not located in an area or subject to circumstances particularly susceptible to flooding nor is affected by past or present mining activity.

         9.6 The Company has no any outstanding obligations (whether existing or contingent) in respect of any Property formerly owned or occupied or used by it or in respect of which it had an interest or acted as security.

         9.7 The Property is free from any mortgage, debenture, charge, rent charge, lien or other Encumbrance securing the repayment of monies or any other obligation or liability of the Company or any other party.

         9.8 The Property is not subject to any outgoings, other than commercial rates, water rates, insurance premiums, rent and service charges, and there are no outstanding arrears in relation to any of the foregoing.

         9.9 The Property is not subject to any option, right of pre-emption or right of first refusal in favour of any third party.

         9.10 Where the rent reserved by any lease of any of the Property is subject to review, all rent review notices have been served within the requisite time limits and there are no disputes outstanding as to the settlement of the level of rent.

         9.11 The Company is a joint insured with the landlord on all relevant policies of insurance in respect of the Property occupied by it and the insurers have waived subrogations rights against each such company.

         9.12 The Property is not nor has it been let or sub-let to a third party by the Company.

         9.13 The replies given to the requisitions and rejoinders thereto raised by the Purchaser and its advisers prior to the date hereof are true and correct in all respects and not inaccurate or misleading in any respect.

         9.14 There are no actions pending or threatened in relation to the Property.

         9.15 The leases provided in relation to the Property, copies of which are annexed to the Disclosure Letter, constitute the entire agreement relating to occupation by the Company of the Property and there are no other agreements or arrangements (written or unwritten) relating to the occupation by the company of the Property.

                                      47.

         9.16 The sale and purchase of the Shares contemplated by this Agreement does not give rise to any obligation to notify or procure the consent of the holder of any other interest (including a superior interest) in the Property and no failure to so notify or procure shall result in the termination of any lease or tenancy relating to the Property.

         9.17 The buildings and other structures on the Property are in good and substantial repair and fit for the purposes for which they are presently used. The Property is not nor has been affected by structural or other defects in the Property or in buildings thereon, or in any drains, pipes, wires or services, or by flooding, mining activity, subsidence, rising damp, wet or dry rot or any infestation. None of the following substances have been used in the construction of the buildings and other structures on the Property or in any additions or alterations thereto: high alumina cement or concrete, asbestos, woodwool slabs, calcium silicate bricks or tiles, calcium chloride cement, sea-washed or sea-dredged aggregates, or any other materials whether considered by EOLAS - The Irish Science and Technology Agency or any other such body to be, or are known to be, inadequate, dangerous, unstable or otherwise inappropriate for building purposes. There is no control waste, household waste, commercial waste, industrial waste, toxic or any other deleterious or dangerous substances that have been or are buried, lain or disposed of, over or under the Property.

         9.18 All agreements, covenants, restrictions or other matters to which the Property is subject have been complied with and there are no claims or disputes or outstanding orders or notices affecting the Property.

         9.19 The present use of the Property and all development carried out on it complies fully with the Planning Acts and there are no outstanding or onerous conditions attached to any planning permissions and no planning permissions are personal, limited in time or open to any application for review or appeal.

         9.20 Compliance has been made with all applicable Planning Laws with respect to the Property and there is no outstanding unobserved or unperformed obligation owed to, or necessary to comply with the requirements (whether formal or informal) of, any competent authority exercising statutory or delegated powers.

         9.21     (a)      The Property is directly served by all means of
access, services and other facilities necessary for its current use; and

                  (b) there are no proposed schemes or orders affecting any road or highway giving access to the Property or any circumstances likely to lead to any such proposal, scheme or order which would adversely affect the use or enjoyment of the Property.

         9.22 With respect to any leases, subleases, tenancies or rights of occupation to which the Property is subject:

                  9.22.1 the Warrantors have provided the Purchaser with particulars of any notices or other matters which may affect the Vendors or which may involve the Vendors in any expenditure and the Disclosure Letter contains all relevant details of the principal terms thereof; and

                                      48.

                  9.22.2 in relation to the leases (which expression includes any supplemental deeds or documents and also under leases under which the Property is held) the Company has fully performed and observed all of the covenants and conditions on the part of the tenant and there are no notices relating to them nor are there any outstanding reviews, matters or proceedings which have yet to be commenced or concluded.

         9.23 The Company has not entered into any agreement to acquire or dispose of the Property or premises thereon or any interest therein which has not been completed.

10.      AGREEMENTS

         10.1     ALL AGREEMENTS

         All contracts and agreements of the Company relating to the business are valid and enforceable. Complete and accurate copies of these contracts and agreements are annexed to the Disclosure Letter together with any variations thereto and complete and accurate summaries of any oral contracts and agreements with customers.

         10.2     VALIDITY OF AGREEMENTS

         No party with whom the Company has entered into any agreement or arrangement has given any notice of its intention to terminate, or has otherwise sought to repudiate or disclaim, the agreement or arrangement.

         10.3     NO BREACH

         Neither the Company nor any party with whom the Company has entered into any agreement or arrangement is in breach or has committed a breach under the agreement or arrangement. No matter exists which might give rise to a breach of this type.

         10.4     MATERIAL AGREEMENTS

         The Company is not a party to and has no liability under any material long term, onerous or unusual agreement, arrangement or obligation including, without limitation:

                  10.4.1 any agreement, arrangement or obligation which was entered into otherwise than in the ordinary and usual course of its business;

                  10.4.2 any agreement, arrangement or obligation which was entered into otherwise than by way of a bargain at arm's length;

                  10.4.3 any sale or purchase option or similar agreement, arrangement or obligation affecting any assets owned or used by the Company or by which the Company is bound;

                  10.4.4 any agreement, arrangement or obligation which cannot readily be fulfilled or performed by the Company on time or without undue or unusual expenditure of money or effort; or

                                      49.

                 10.4.5 any guarantee, comfort letter, long back obligations, underwriting obligation or indemnity given by the Company (other than guarantees given in the normal course of trading);

                 10.4.6 any agreement for the hire, rent, hire purchase or purchase on deferred terms by the Company of any asset (other than the Property) excluding hirings and leases for periods of less than one month and agreements in respect of which the annual rental or payment does not exceed IRL1000;

                 10.4.7 any agreement or arrangement under which any person has authority to pledge the credit of the Company;

                 10.4.8 any loan capital or other indebtedness of the Company which will become repayable or any security given by the Company which will or may become enforceable by reason of the acquisition by the Purchaser of the Shares;

                 10.4.9 any obligation on the part of the Company to pay any royalty or other similar periodic sums in the nature of royalties;

                 10.4.10 any mortgage, charge, lien, encumbrance, debenture or other security interest;

                 10.4.11   any option granted by the Company;

                 10.4.12   any power of attorney given by the Company.

         10.5 The Company is not a party to any agency, distribution, marketing, purchasing, service, licensing or management agreement or arrangement or any other agreement which cannot be terminated by the Company on less than three months' notice without payment of compensation.

         10.6 Save with regard to bank borrowings which do not exceed the overdraft or loan facilities (particulars of which have been disclosed in the Disclosure Letter) available to the Company, the Company has no actual or potential liability of any kind to any person or to any governmental or local authority except in the normal course of the Company's business and the Company has no bank accounts except as disclosed in the Disclosure Letter.

         10.7    AGENCY AGREEMENTS, JOINT VENTURES ETC

         Save as disclosed in the Disclosure Letters, the Company is not a party to nor has it any liability under:

                 10.7.1 any agreement or arrangement whereby the Company is a member of a joint venture, consortium, partnership or incorporated or unincorporated association (other than bona fide trade associations);

                 10.7.2 any agreement or arrangement which restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit;

                                      50.

                 10.7.3 any distributorship, agency, or management agreement or arrangement; or

                 10.7.4    any agreement or arrangement in respect of which:

                           (i)    particulars have been notified to the
Commission of the European Communities for an exemption under Article 85(3) of the Treaty of Rome; or

                           (ii)   an application has been made to the
Commission of the European Communities for a negative clearance under Article 85 or 86 of the Treaty of Rome.

         10.8    GUARANTEES ETC

         Save as disclosed in the Accounts, there is not outstanding in respect of any director or shadow director of the Company or any person connected with any of them any guarantee, indemnity or suretyship given by or for the benefit of the Company or any director or shadow director of the Company or any person connected with any of them.

         10.9    LOANS ETC

         With the exception of the loans, quasi-loans, credit transactions, debts and securities particulars of which are contained in the Disclosure Letter, all of which have been entered into in compliance with all legal and statutory requirements and conditions, there are:

                 10.9.1 no loans, quasi-loans or credit transactions made by the Company to any of the Vendors or any director or shadow director of the Company or any person connected with any of them;

                 10.9.2 no debts owing to the Company by any of the Vendors or any director or shadow director of the Company or any person connected with any of them;

                 10.9.3 no debts owing by the Company other than debts which have arisen in the ordinary course of business; and

                 10.9.4 no securities for any such loans or debts as aforesaid.

         10.10   CONTRACTS WITH VENDORS OR DIRECTORS ETC

         With the exception of the contracts and arrangements particulars of which are contained in the Disclosure Letter, there are no existing contracts or arrangements to which the Company is a party and in which any of the Vendors or any director or shadow director of the Company or any Person connected with any of them is interested, whether directly or indirectly.

         10.11   ARRANGEMENTS OR UNDERSTANDINGS

         There are not outstanding any arrangement or understandings (whether legally binding or not) between the Company and any person who is a shareholder, or the beneficial owner of any interest in, or any director or shadow director of the Company or any person who is connected

                                      51.

with any such director, or in any company in which the Company is interested, or any person connected with any such person, relating to the management of the Company's businesses, or the appointment or removal of directors of the Company, or the ownership or transfer of ownership or the letting of any of the assets of the Company, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from the Company, or otherwise howsoever relating to its affairs.

         10.12   COMPETING BUSINESSES

         None of the Warrantors has any right or interest, direct or indirect, in any business other than those now carried on by the Company which are, or are likely to become, competitive with the business of the Company or any proposed new business at the date hereof proposed by the Company.

         10.13   WARRANTIES AND INDEMNITIES

         The Company has never at any time prior to Completion sold or otherwise disposed of any shares or assets in circumstances such that it is, or may be, still subject to any liability (whether contingent or otherwise) under any representation, warranty or indemnity given or agreed to be given on or in connection with such sales or disposal.

11.      TERMS OF TRADE AND BUSINESS

         11.1    CREDITORS

         The Company has paid its trade creditors in the normal course. No debt owing by the Company has been due for more than 12 weeks.

         11.2    DEBTORS

         No debt shown in the Accounts or the accounting records of the Company is overdue by more than three months or is the subject of an unusual or factoring agreement.

         11.3    SUPPLIERS AND CUSTOMERS

                 11.3.1 Neither during the financial period of the Company ended on the Accounting Date nor during the period commencing on the Accounting Date and ending on the date of this Agreement has any person (either individually or jointly with any other person) purchased the Company more than five per cent of the aggregate amount of all purchases or sales made by the Company during these periods.

                 11.3.2 During the 12 months ending on the date of this Agreement no substantial customer or supplier of the Company has:

                           (i)    ceased, or indicated an intention to cease,
trading with or supplying the Company;

                                      52.

                           (ii)   reduced, or indicated an intention to
reduce, substantially its trading with or supplies to the Company; or

                           (iii)  changed, or indicated an intention to
change, substantially the terms on which it is prepared to trade with or supply the Company (other than normal price and quota changes).

         11.4    LICENCES, AUTHORISATIONS AND CONSENTS

                 11.4.1 The Company has obtained all material licences, authorisations and consents required for the proper carrying on of its business and all licences, authorisations and consents (short particulars of which are set out in the Disclosure Letter) are valid and subsisting.

                 11.4.2 The Company is in material breach of any licences, authorisations or consents and no circumstances exist which may result in any of them may be revoked or not renewed, in whole or in part.

         11.5    COMPUTER RECORDS

         None of the records, systems, data or information of the Company are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, without limitation, any electronic, mechanical or photographic process whether computerised or not) which are not under the exclusive ownership and direct control of the Company.

12.      EMPLOYEES

         12.1    GENERAL

                 12.1.1 There are in existence service agreements or employment contracts with all officers and or employees of the Company. No consultancy agreements or arrangements exist between the Company and any third party.

                 12.1.2 There is not in existence any service agreement with any officer or employee of the Company which cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal) and the Company has not received notice of resignation from any Key Employees and there are no commitments or undertakings to any such persons other than as set forth in formal written agreements or contracts already disclosed in writing to the Purchaser.

                 12.1.3 Full particulars axe contained in the Disclosure Letter of:

                           (i)    the total number of employees (including
officers, consultants, part time employees and agency employees) of the Company including those who are on maternity leave or absent on the grounds of disability or other long term leave of absence, and have or may have a statutory or contractual right to return to work with the Company; and

                                      53.

                           (ii)   the names of all employees (including
officers, consultants, part time employees and agency employees) of the Company, such names being set out in a list being split between permanent employees, part-time employees and agency employees and having the following headings and setting out the relevant details on each such employee under such headings:

                                  (1)  employee names and addresses;

                                  (2)  salaries/wages and other benefits of
any kind;

                                  (3)  dates of birth/age;

                                  (4)  dates of commencement of employment;

                                  (5)  number of years continuous employment
(including previous employment where relevant);

                                  (6)  participation in benefit schemes (e.g.
VHI, pension scheme, share scheme etc);

                                  (7)  notice entitlements;

                                  (8)  grades/positions;

                                  (9)  holiday entitlement;

                                  (10) any other relevant terms;

         and where employee is continuously absent from work for in period in excess of one month, the reason for the absence.

                 12.1.4 The basis of the remuneration payable to the officers or employees of the Company is the same as that in force at the Accounting Date and the Company is not obliged to increase and has not made any provision to increase the aggregate annual remuneration payable to the officers and employees by more than five percent.

                 12.1.5 There are no amounts owing to any present or former officers or employees of the Company other than remuneration accrued due or for disbursement of business expenses details of which are contained in the Disclosure Letter.

                 12.1.6 There is no agreement or arrangement between the Company and any officer or employee or former employee with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of his employment or service or previous employment or service (as the case may be).

                 12.1.7 The Company has maintained current and adequate records regarding the service of each of its officers and employees (including, without limitation, details of terms

                                      54.

of employment, payments of sick pay, statutory maternity pay, disciplinary and health and safety matters, income tax and social security contribution) and termination of employment.

                 12.1.8 No officer or employee of the Company has given or received notice terminating his or her employment.

                 12.1.9 No employee or officer of the Company is assigned or employed wholly or mainly outside of Ireland.

                 12.1.10 No past employee has a right of return to work or has or may have a right to be reinstated or re-engaged.

                 12.1.11   On or prior to Completion:

                           (i)    all pay related social insurance
contributions (both employer's and employees') due and payable by the Company will have been duly paid;

                           (ii)   all amounts due to the Revenue
Commissioners in respect of deductions which have been made or which should have been made by the Company in accordance with PAYE regulations from time to time in force have been deducted and paid over so that the Company will have no liability in respect thereof;

                           (iii)  all certificates relating to matters
referred to in this paragraph which by law are required to be given by employers to employees (as defined) have been given to all employees of the Company and are true and accurate in all material respects.

                 12.1.12 There are no schemes in operation by or in relation to the Company whereunder any employee of the Company or any other person whatsoever is entitled to a commission remuneration bonus or other payment of any sort calculated by reference to the whole or any part of the turnover profits or sales of the Company.

                 12.1.13 Every employee of the Company who should have been treated as employed for tax purposes has been so treated.

                 12.1.14   The Company has incurred no liability:

                           (i)    for breach or termination or variation of
any service agreement with any of its officers or employees including, without limitation, redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or failure to comply with any order for the reinstatement or re-engagement of any officer or employee; and

                           (ii)   for breach or termination of any
consultancy agreement.

                 12.1.15 There is no agreement or arrangement between the Company and any of its employees or former employees with respect to past and/or current redundancy payments;

                 12.1.16 The Company does not have in existence nor is it proposing to introduce a sick pay scheme;

                                      55.

                 12.1.17 The Company has not made or agreed to make any payment to its employees on statutory maternity, adoptive or parental leave;

                 12.1.18 The Company does not pay nor is it proposing to introduce payment of commission to any of its employees;

                 12.1.19 No employee is in receipt of or entitled to more than 20 days holidays per calendar year;

                 12.1.20 Save as disclosed in the Disclosure Letter, there is no agreement or arrangement between the Company and any of its employees with respect to payment by the Company of any of its employee's medical insurance/VHI/BUPA.

                 12.1.21 Save as disclosed in the Disclosure Letter, there is no agreement or arrangement between the Company and any of its employees or officers with respect to payment by the Company of a car allowance or provision of a car to any of its employees or officers;

                 12.1.22 The Company is not liable to make payment to any person pursuant to the Employment Equality Act, 1977, the Anti-Discrimination
(Pay) Act, 1974 or the Employment Equality Act, 1998.

         12.2    PAYMENTS ON TERMINATION

         Except as disclosed in the Accounts:

                 12.2.1 no liability has been incurred by the Company for breach or termination of any service agreement or employment contract with any of its employees including, without limitation, redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or failure to comply with any order for the reinstatement or re-engagement of any employee;

                 12.2.2 no liability has been incurred by the Company for breach or termination of any consultancy agreement or other contract for services; and

                 12.2.3 the Company has not made or agreed to make any payment and has not provided or agreed to provide any material benefit to any present or former director or employee of the Company or any dependant of any present or former director or employee in connection with the actual or proposed termination or suspension of employment or variation of any service agreement of any present or former director or employee.

         12.3    NON-ALLOWABLE PAYMENTS

         The Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director or employee which is not allowable as a deduction for the purposes of Taxation.

         12.4    LIABILITIES FOR EMPLOYEES


                                      56.

         The Company is not liable to pay any (save statutory) industrial training levy nor has outstanding any undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, Taxation or other impost arising in connection with the employment or engagement of employees or directors by it.

         12.5    CLAIMS BY EMPLOYEES

         There are no claims pending or threatened against the Company:

                 12.5.1 by an employee or workman or third party, in respect of an accident or injury which is not fully covered by insurance; or

                 12.5.2 by an employee or director in relation to his terms and conditions of employment or appointment.

         12.6    COMPLIANCE WITH STATUTES

         The Company has in relation to each of its officers and employees (and, so far as relevant, to each of its former officers and employees) complied in all material respects with:

                 12.6.1 all obligations imposed by it by Article 119 of the Treaty of Rome and all statutes, regulations and codes of conduct and practice relevant to the relations between it and its employees or any trade union, and has maintained current, adequate and suitable records regarding the service of each of its employees;

                 12.6.2 all collective agreements, customs and practices for the time being dealing with such relations or the conditions of service of its employees;

                 12.6.3 all relevant orders and awards made under any relevant statute, regulation or code of conduct or practice affecting the conditions of service of its employees;

                 12.6.4 all obligations imposed by the European Communities (Safeguarding of Employees' Rights on the Transfer of
Undertakings) Regulations, 1980 in relation to any sale, purchase or other transfer coming within the terms of those Regulations; and

                 12.6.5 all obligations imposed by the Safety, Health and Welfare at Work Act, 1989.

         12.7    INDUSTRIAL DISPUTES AND NEGOTIATIONS

         The Company is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organisation or body of employees, and no facts or circumstances exist which might lead to any such dispute and during the past two calendar years the Company has not had a strike or lockout or any other labour dispute which has materially disrupted its business.

         12.8    REDUNDANCIES AND TRANSFER OF BUSINESS


                                      57.

         Within the period of one year ending on the date of this Agreement, the Company has not:

                 12.8.1 given notice of any redundancies to its employees and/or the Minister for Enterprise, Trade and Employment or started consultations in respect of redundancies with any trade union; and

                 12.8.2 been a party to any relevant transfer within the scope of the European Communities (Safeguarding of Employees' Rights on Transfer of Undertakings) Regulations, 1980 and has not failed to comply with any duty to inform and consult any trade union under those Regulations.

         12.9    TRADE UNIONS

         Full and complete details of all recognised trade unions and all collective bargaining or procedural or other agreements or arrangements in existence relating or relevant to any of the employees of the Company and of the current state of any negotiations with any trade union staff association or other organisation formed for a similar purpose which might affect the terms and conditions of employment of any employees are set out in the Disclosure Letter.

         12.10   INCENTIVE SCHEMES

         The Company does not have in existence nor is it proposing to introduce any share incentive, share option, profit sharing, bonus or other incentive, scheme for any of its consultants, officers or employees.

         12.11   TRAINING

         There is no training scheme, arrangement or proposal in existence at the date of this Agreement in relation to the Company.

13.      LIABILITIES

         13.1    INDEBTEDNESS

         Except as disclosed in the Accounts or in the Disclosure Letter, the Company has no outstanding and has not agreed to create or incur any loan capital, borrowing or indebtedness in the nature of borrowing, including, without limitation, any bank overdrafts, liabilities under acceptances or acceptance credits.

         13.2    GUARANTEES AND INDEMNITIES

                 13.2.1 The Company is not a party to nor has any material liability (including, without limitation, any contingent liability) under any guarantee, indemnity, bond, facility or other agreement to secure, or otherwise incur financial or other obligations with respect to, an obligation of a third party.

                                      58.

                 13.2.2 None of the loan capital, borrowings or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or any security provided by, a third party.

         13.3    EVENTS OF DEFAULT

         No event has occurred or been alleged which:

                 13.3.1 constitutes an event of default, or otherwise gives rise to an obligation to repay, under any agreement relating to borrowing or indebtedness in the nature of borrowing or which would lead to any Encumbrance constituted or created in connection with any borrowing or indebtedness in the nature of borrowing, guarantee or indemnity, or which would lead to any other obligation of the Company, becoming enforceable;

                 13.3.2 would constitute such an event of default or would lead to such security or obligation becoming enforceable with the giving of notice or lapse of time or both; or

                 13.3.3 would, or would be likely to, give rise to an obligation for the Company to repay any monetary compensatory amounts, export refunds, intervention payments or other like subsidies.

         13.4    GRANTS

                 13.4.1 The Company is not under any liability to repay any investment or other grant or subsidy made to it by any body; no circumstances have arisen in which any such body would or might be entitled to require repayment of, or refuse an application by the Company for, any such grant or subsidy either in whole, or in part and neither the execution nor performance of this Agreement will constitute such circumstances.

                 13.4.2 Full particulars of all agreements, claims, leases and other arrangements between the Company and any other grant body are set out in the Disclosure Letter.

         13.5    BORROWINGS

                 13.5.1 Full and accurate details of all loan, overdraft and other financial facilities available to the Company are set out in the Disclosure Letter and the Vendors have done nothing whereby they may be prejudiced.

                 13.5.2 The total amount borrowed by the Company from each of its bankers does not exceed its respective overdraft facility limits.

                 13.5.3 The total amount borrowed by the Company does not exceed any limitation on the borrowing powers contained in the Articles of Association of the Company or in any debenture or other deed or document or agreement binding it.

                 13.5.4 The Company has no outstanding (nor has it agreed to create or issue) loan capital nor has it factored any of its debts or engaged in financing of a type which would not

                                      59.

require to be shown or reflected in the Accounts and has not borrowed any money which it has not repaid save for borrowings not exceeding the amounts shown in the Accounts.

                 13.5.5 The Company has not since the Accounting Date repaid or become liable to repay any loan or indebtedness in advance of its stated date of maturity.

         13.6    CONTINUED AVAILABILITY OF FACILITIES

                 13.6.1 The Disclosure Letter sets out full and accurate details of all acceptance credits, overdrafts, loan or other financial facilities outstanding or available to the Company (together the "Facilities") and there are attached to it accurate and complete copies of all documents relating to the Facilities.

                 13.6.2    There has been no contravention of or
non-compliance with any of the provisions of such documents.

                 13.6.3 No steps for early repayment of any indebtedness of the Company has been taken or threatened.

                 13.6.4 There have not been any circumstances, nor are there existing circumstances whereby the continuation of any of the Facilities might be prejudiced or which may give rise to any alteration in the terms and conditions of any of the Facilities.

                 13.6.5 None of the Facilities is dependent on the guarantee or indemnity of or any security provided by a third party.

                 13.6.6 As a result of the acquisition of the Shares by the Purchaser or any other thing contemplated by this Agreement none of the Facilities may be terminated or mature prior to its stated date of maturity.

14.      INSOLVENCY

         14.1    NO ORDER

         No order has been made or petition presented or resolution passed for the winding up or dissolution of the Company or for the appointment of a liquidator or examiner to the Company.

         14.2    NO RECEIVER

         No receiver has been appointed by any person of the whole or any pan of the business or assets of the Company.

         14.3    NOT INSOLVENT

         The Company is not insolvent or unable to pay its debts.

         14.4    PAYMENTS OF DEBTS

         The Company has not stopped paying its debts as they fall due.

                                      60.

         14.5    NO DISTRESS ETC

         No distress, execution or other process has been levied in respect of any of the assets of the Company.

         14.6    COMPOSITION OR SCHEMES ETC

         No composition in satisfaction of the debts of the Company, or scheme of arrangement of its affairs, or compromise, or arrangement between it and its creditors or members or any class of its creditors or members, has been proposed, sanctioned or approved.

         14.7    CRYSTALLISATION OF CHARGES

         No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Company to crystallise or any charge created by it to become enforceable, nor has any such crystallisation occurred or is such enforcement in process.

         14.8    RIGHTS OF THIRD PARTIES

         In relation to any property or assets held by the Company under any hire purchase, conditional sale, chattel leasing or retention of title agreement or otherwise belonging to a third party, no event has occurred which entitles, or which upon intervention or notice by the third party may entitle, the third party to repossess the property or assets concerning or terminate the agreement or any licence in respect of the same.

15.      COMPETITION

         15.1    GENERAL

         There is not in existence in connection with the business of the Company any agreement arrangement or practice which infringes or which has or should have been registered under the Restrictive Practices Act, 1972 to 1987 (as amended) or which infringes or which has or should have been notified to the Minister for Enterprise and Employment, the Competition Authority and/or European Commission under the Mergers, Takeovers and Monopolies (Control) Act, 1978 (as amended), the Competition Act, 1991 and/or Articles 85 or 86 of the Treaty of Rome (or any regulations or directive made thereunder).

         15.2    UNDERTAKINGS AND ORDERS

         The Company has not given any undertaking or written assurance (whether legally binding or not) to any governmental authority or any authority of the European Communities under the Treaty of Rome or any other statute or legal instrument of Ireland or any other country and the Company is not affected by any order or regulations made by the Competition Authority or by any decision made by the Commission of the European Communities.

         15.3    INVESTIGATIONS

                                      61.

         The Company has not received any process notice or communication formal or informal by or on behalf of the Ombudsman, the Director of Consumer Affairs, the Competition Authority or the European Commission, or any competition or governmental authority of Ireland or any other country, relating to any aspect of the business of the Company, nor has any agreement, arrangement or conduct (whether by omission or otherwise) of the Company been the subject of an investigation, report or decision by any of the previously named people or bodies.

         15.4    IRISH COMPETITION LAW

                 15.4.1 The Company is not nor has it been a party to, or engaged in, any agreement, arrangement, decision, concerted practice or activity which is prohibited by Section 4(1) of the Competition Act 1991.

                 15.4.2 The Company has not made any notification to the Competition Authority requesting a licence pursuant to Section 4(2) of the Competition Act 1991 or a certificate to Section 4(4) of the Competition Act 1991.

                 15.4.3 The Company has not committed, contrary to Section 5 of the Competition Act 1991, any abuse, either alone or jointly with any other undertaking, of a dominant position within the State or a substantial part of the State.

16.      PENSIONS AND OTHER BENEFITS

         16.1 Save as disclosed in the Disclosure Letter there is not in operation, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice (whether legally enforceable) for the payment of, or payment of any contributions towards, any pensions, allowances, lump sum or other like benefits on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of any Employee or for the benefit of the dependent of any Employee.

17.      LITIGATION AND COMPLIANCE WITH LAW

         17.1    LITIGATION

                 17.1.1 Neither the Company nor any person for whose acts or defaults the Company may be vicariously liable is involved, or has at any time ending on the date of this Agreement been involved, in any civil, criminal, arbitration or other proceedings and no civil, criminal, arbitration or other proceedings are pending, or threatened, by or against the Company or any person for whose acts or defaults the Company may be vicariously liable.

                 17.1.2 No fact or circumstance exists which is likely to give rise to any civil, criminal, arbitration or other proceedings involving the Company or any person for whose acts or defaults the Company may be vicariously liable.

                 17.1.3 There is no outstanding judgement, order, decree, arbitral award or decision of any court, tribunal, arbitrator or governmental agency against the Company or any person for whose acts or defaults the Company may be vicariously Liable.

                                      62.

         17.2    COMPLIANCE WITH LAW

         The Company has conducted its business in all material respects in accordance with all applicable legal requirements in Ireland and elsewhere.

         17.3    DEFECTIVE PRODUCTS/SERVICES

         The Company has not manufactured, imported, sold or supplied products or supplied services which are or were, or will become, in any material respect faulty or defective which do not comply in any material respect with any warranties or representations expressly or impliedly made by the Company, or with all applicable laws, regulations, standards and requirements.

         17.4    INVESTIGATIONS

         There have been and are no governmental or other investigations or enquiries or disciplinary proceedings concerning the Company; none are pending or threatened.

         17.5    DIRECTORS AND OTHER OFFICERS

                 17.5.1 None of the persons who at present is, or who at any time within the last three years was, a director or officer of the Company is, or at any material time was, ineligible to be a director by reason of the Companies Act, 1963 to 1999.

                 17.5.2 None of the directors or other officers of the Company has been declared by a court to be a person to whom Chapter I of part IV of the 1990 Act applies, nor has any person been or is an auditor, director or other officer in any way, whether directly or indirectly, concerned or taken part in the promotion, formation or management of the Company in breach of Section 160 of the 1990 Act.

                 17.5.3 The only directors and other officers of the Company are the persons whose names are listed in Schedule 2 and no person is or has been a shadow director (within the meaning of section 27 of the 1990
Act) of the Company.

         17.6    UNLAWFUL PAYMENTS

         The Company and no person for whose acts or defaults the Company may be vicariously liable has:

                 17.6.1 induced any person to enter into any agreement or arrangement with the Company by means of any unlawful or immoral payment, contribution, gift, or other inducement;

                 17.6.2 offered or made any unlawful or immoral payment, contribution, gift or other inducement to any government official or employee; or

                 17.6.3 directly or indirectly made any unlawful contribution to any political activity.

                                      63.

         17.7    GENERAL

                 17.7.1 All appropriate returns and an relevant reformation have been supplied by the Company to the Revenue Commissioners, the Department of Health, the Department of Social Welfare, the Department of Enterprise and Employment and all other relevant governmental, regulatory, municipal and local authorities (in any country of the world) in connection with the business of the Company and the same were and are complete tree and accurate in all material respects.

                 17.7.2 Full details of all present negotiations with and investigations and enquiries by any of the public authorities referred to in the immediately preceding paragraph concerning any material liability (or alleged liability) actual or contingent of or any material act or omission of the Company (or any officer, employee or agent of the Company in such capacity) have been disclosed to the Purchaser and in respect of all such negotiations, investigations and enquiries full and frank disclosure of all material facts was made to such public authorities concerned and all information supplied to them was true and accurate in all respects and there were and are no circumstances which would render any such information inaccurate untrue or misleading in any respect.

18.      CONSTITUTION, REGISTERS AND RETURNS

         18.1    CONSTITUTION

         The Company has at all times carried on its business and affairs in all material respects in accordance with its memorandum and articles of association or other relevant organisational and governance document for the time being and the copy of the memorandum and articles of association or other relevant organisational and governance document of the Company delivered by the Warrantor to the Purchaser is true and complete and, in the case of such memorandum and articles of association, has embodied therein or annexed thereto a copy of every such resolution as is referred to in sections 143(2) of the Companies Act, 1963.

         18.2    REGISTERS, MINUTE BOOKS AND STATUTORY BOOKS

         All registers, minute books and other statutory books required to be kept by the Company pursuant to the Companies Act, 1963 to 1999 have been properly kept, contain a true, complete and accurate record of the matters with which they should deal and no notice or allegation has been received that any of them is incorrect or should be rectified.

         18.3    OTHER RECORD

                 18.3.1 The Company has maintained proper records of its activities including all requisite books of account (reflecting in accordance with generally accepted accounting principles all the financial transactions of the Company or to which it has been a party), minute books, registers and records, all of which are up-to-date, complete and accurate in all respects and these and all other deeds and documents (properly stamped where necessary) belonging to the Company and its seals are and at Completion will be in the possession of the Company.

                                      64.

                 18.3.2 The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerised or not) which (including all means of access thereto and therefrom and use thereof) are not under the exclusive ownership and direct control of the Company.

                 18.3.3 There has been no breach of any service or maintenance contract relevant to any such electronic, mechanical or photographic process or equipment of or used by the Company whereby any person or body providing services or maintenance thereunder may have the right to terminate such service or maintenance contract.

         18.4    RETURNS

         All returns, particulars, resolutions and other documents required to be delivered by the Company to the Companies Registration Office including, without limitation, in respect of all charges granted by the Company, relevant companies registers or any governmental authority have been in all material aspects properly and correctly prepared and so delivered.

         18.5    POWERS OF ATTORNEY AND AUTHORITIES

         There is no power of attorney given by the Company in force and no outstanding authority by which any person may enter into any agreement, arrangement or obligation to do anything on behalf of the Company (other than any authority of its employees and directors to enter into agreements in the ordinary and usual course of their duties).

         18.6    COMPLIANCE WITH 1990 ACT

The Company has not:

                 18.6.1 had its affairs investigated pursuant to section 7, 8 or 9 of the 1990 Act, nor has there been any investigation of the ownership of the shares of the Company pursuant to section 14 or request pursuant to section 15 of the 1990 Act, nor has there been a direction made under section 16 of the 1990 Act nor an investigation pursuant to section 66 of the 1990 Act;

                 18.6.2 entered into any arrangement in breach of section 28 or 29 of the 1990 Act;

                 18.6.3 made any loans or quasi-loans (within the meaning of section 25 of the 1990 Act), entered into any credit transactions as creditor or entered into any guarantee or indemnity or provided any security in connection with a loan, quasi-loan or credit transaction in breach of section 31 of the 1990 Act;

                 18.6.4 been related and is not related to any other company for the purpose of section 140 of the 1990 Act and is not and will not at any time be liable to be subject to an order made under that section by virtue of any act (whether of commission or omission) that occurred prior to Completion;

                                      65.

                 18.6.5 had a notice served on it by its auditors pursuant to section 185 or 194 of the 1990 Act;

                 18.6.6 been struck off and subsequently restored to the register pursuant to section 31lA of the 1963 Act; or

                 18.6.7 purchased or redeemed its own shares or those of its holding company or created treasury shares pursuant to part XI of the 1990 Act.

19.      BROKERAGE OR COMMISSIONS

         No one is entitled to receive from the Company any finder's fee brokerage or commission m connection with this Agreement or anything contained in it.

20.      ENVIRONMENT

         20.1    INTERPRETATION In this warranty 20:

         "ENVIRONMENT" includes any land (including, without limitation, soil, surface land and sub surface strata, sea bed or river bed under any water as referred to below and any natural or man made structures), any waters (including, without limitation, coastal and inland waters, surface waters, ground waters and water in pipes, drains or other conduits) and air (including, without limitation, air within buildings and other natural or man made structures above or below ground).

         "ENVIRONMENTAL LAWS" means all laws (whether criminal, civil or administrative) including common law, statutes, statutory instruments, directives, regulations, by-laws, orders, codes, judgements and other legal measures having the force of law in Ireland concerning Environmental Matters and protection of the Environment (as hereinafter defined) including, without limitation, the Public Health (Ireland) Act, 1878, the Air Pollution Act, 1987, the Local Government (Water Pollution) Acts, 1977 and 1990, the Fisheries Acts, 1959 to 1991, the Dangerous Substances Acts, 1972 and 1979, the Litter Act, 1982, the Safety, Health and Welfare at Work Act, 1989, the Safety in Industry Act 1980, the Factories Act, 1955, the Local Government (Planning and Development) Acts, 1963-1992, the Environmental Protection Agency Act 1992, the European Communities Act, 1972 and all regulations, by-laws, orders, decisions or codes made thereunder.

         "ENVIRONMENTAL LICENCES" means any permit, licence, approval, consent, registration or other authorisation required by or pursuant to any applicable Environmental Laws or relating to Environmental Matters.

         "ENVIRONMENTAL MATTERS" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the Environment, human health or safety (including health and safety of employees), health and safety of animal and plant life, sanitation and any matters relating to actual or threatened emissions, discharges, disseminations, releases of Hazardous Materials into the Environment or otherwise arising out of, or relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                                      66.

         "HAZARDOUS MATERIALS" means any pollutants, contaminants, radioactive, explosive, oxidising, flammable, toxic, harmful, corrosive, irritant, dangerous, hazardous, infectious, carcinogenic, teratongenic, etiologic or mutagenic substances, materials, constituents, chemicals, preparations or wastes (including without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, asbestos and asbestos containing materials, or any derivations thereof, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, pesticides and defoliants) or any other meanings ascribed to such terms by any Environmental Laws.

         20.2 The Company has never, and no third party has ever, used, generated, manufactured, treated, stored, emitted, released, discharged or disposed of on, under or about the Property, or transported to or from the Property, any Hazardous Materials other than Hazardous Materials which are
(1) used by the Company in its ordinary day-to-day business and (2) likely to be seen on a visual inspection of the Property.

         20.3 The Property and the material used in the construction of the Property do not contain and are free of all contamination arising from, relating to, or resulting from, Hazardous Materials.

         20.4 The Company has not received any notification or claim (1) orally or in writing from a local authority or (2) in writing from the occupier or owner of any premises adjoining any part of the Property of, and the Warrantor is not aware of any public meeting having been held in relation to, any alleged discharge or emission on or from the Property of anything alleged to be Hazardous Material.

         20.5 The Company has not received any notification or claim (1) orally or in writing from a local authority or (2) in writing from the occupier or owner of any premises adjoining any part of the Property alleging, and the Warrantor is not aware of any public meeting having been held at which it was allege, that

                 20.5.1 the existence of any underground or aboveground storage tanks or containers, incinerators or surface impoundments at, on, or about, under or within any of the Property or the removal of any of the same from the Property constituted a breach of Environmental Laws; or

                 20.5.2 the Company is a potentially responsible person or otherwise liable in connection with any waste disposal site allegedly containing any Hazardous Materials, or other location used for the disposal of any Hazardous Materials; or

                 20.5.3 the Company was in violation of any Environmental Laws or was required to perform any remedial activity or other responsive action in connection with any Environmental Matter.

         20.6 All, if any, Hazardous Materials resulting from the Company's operations are transported from the Property and disposed of to the extent required by law.

         20.7 The Company has operated at all times and is in compliance in all respects with Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions,

                                      67.

requirements, obligations, schedules and timetables contained in all applicable Environmental Laws.

         20.8 All Environmental Licences applicable to the Company are in full force and effect, except for those Environmental Licences, the absence of which would not affect the ability of the Company to conduct its business and the Company has made all appropriate filings for issuance or renewal of such Environmental Licences and no expenditure is required to be spent to ensure compliance with any Environmental Licences (including any improvement programmes) over the next three years.

         20.9 The Company has obtained all Environment Licences requisite for its operations and activities and has not been and is not in breach of such Environmental Licences or any conditions of same. No work or other investment are or will be necessary to secure compliance with, or to maintain or obtain, any Environmental Licences and there are no facts or circumstances indicating that any Environmental Licences would or might lapse or be revoked, suspended, cancelled, varied or not renewed.

         20.10 The Warrantor is not aware of any breach of any Environmental Laws or any Environmental Licences (or the conditions of same) by any third party (including, without limitation, any employees, servants, agents or contractors of the Company) or any other circumstances relating to Environmental Matters, which has resulted or could result in damage or injury to the Property or damage or injury to persons present from time to time on the Property or to the Environment generally arising from the Property.

         20.11 There is no contamination of any groundwater underneath or in the vicinity of the Property and no remedial action in relation to such groundwater has been carried out at or in respect of contamination on or arising from the Property.

         20.12 With respect to land in the previous ownership or use of the Company, the Company has caused no pollution or environmental damage on such land or the surrounding area and there is no obligation on the Company to clean up such land, nor any pending or threatened action with respect to environmental damage on or arising from such land.

         20.13 There are annexed to the Disclosure Letter accurate and complete copies of any environmental audit reports relating to the Property and copies of all sampling and test results obtained from all environmental and/or health samples and tests taken at and around the Property, including any obtained or taken in anticipation or as part of the transaction contemplated by the Agreement.

         20.14 There have been no breaches of or liabilities caused or permitted to arise under any applicable Environmental Laws and there are no matters whatsoever which have given rise to or are likely to or may give rise to any claims, actions or obligations whether in nuisance, trespass, negligence or specifically under the rule in Rylands v Fletcher, or under any other agreement, legal duty or obligation concerning contamination, decontamination or other remediation of the Property or land adjoining or in the vicinity of the Property, or concerning employee or third party exposure to any product, material, substance, waste, air or noise emission, hazard or contamination whatsoever.

                                      68.

21.      GENERAL

         21.1 No sums are owing by the Company to its auditors, solicitors or other professional advisers except in the ordinary course of business.

         21.2 There are no loans owing to the Company by any of its directors.

         21.3 Neither the Company nor any of its officers, employees or agents nor other person acting on its behalf has ever directly or indirectly given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder its business or assist it in connection with any actual or proposed transaction.

         21.4 Except as disclosed in the Disclosure Letter the Company is not a member of any trade association and in respect of any trade associates which have been disclosed has complied with all its obligations `as a member thereof and all codes of practice promulgated by such association.

22.      YEAR 2000 AND EURO

         22.1    SYSTEMS COMPLIANCE

         All hardware and software owned or used by the Company as of Completion and all other procedures (whether automated or not) (the "Systems") are or will be EMU Compliant.

         For the purposes of this warranty:

         "EMU Compliant" means that during and after the introduction of any new currency in connection with European Economic and Monetary Union:

                 22.1.1 all functions (including, without limitation, the input, processing and presentation of financial data) currently performed or capable of being performed by the Systems are capable of being performed in, and in relation to, both any existing currency and any new currency so introduced, as accurately and efficiently as before such introduction and without interruption or adverse change to efficiency or user operation and without incurring additional costs;

                 22.1.2 the Systems will enable compliance with all legal requirements under legislation enacted at the date of this agreement (irrespective of the time from which such requirements come into force) applicable to any such new currency in any jurisdiction (including, without limitation, Council Regulation (EC) No. 1103/97); and

                 22.1.3 the Systems will display and incorporate in all relevant forms, screen layouts and printouts all symbols and codes currently adopted by any government or any other European Union body in relation to any such new currency.

         22.2    YEAR 2000 COMPLIANCE FOR PRODUCTS AND SERVICES


                                      69.

                 22.2.1 All of the product and/or service(s) offered by the Company (the "Services"), any and all enhancements, upgrades, customisations, modifications, maintenance and the like, are, as of the date of this agreement, Year 2000 Compliant and EMU Compliant. If the Company is obliged to repair or replace any Products or Services previously provided by the Company that were not Year 2000 Compliant in order to meet the Company's contractual obligations, to avoid injury or liability, to avoid misrepresentation claims or due to other obligations, either (i) the Company has repaired or replaced those Products and Services so that those Products and Services are Year 2000 Compliant, or (ii) the Company has a plan to repair or replace those Products or Services so that those Products and Services are Year 2000 Compliant, and such plan is fully funded on the Company's books, all as fully described in the Disclosure Letter.

                 22.2.2 The Company is not subject to any pending or threatened regulatory action, proceeding or investigation concerning the Year 2000 Compliance of the Company's Products, Services or operations, and, to the knowledge of the Warrantor, there is no basis for any such regulatory action, investigation or proceeding. The Company is in compliance with all applicable regulatory rules, regulations and requirements in regards to the Year 2000 Compliance of the Company's Products, Services and operations. No claim that any of the Company's Products or Services are not Year 2000 Compliant, including product liability claims, has been asserted or threatened, and, to the Company's knowledge after a reasonably diligent investigation, there is no basis for any such claim or action.

                 22.2.3 The Warrantor has furnished the Purchaser with true, correct and complete copies of any customer agreements or other materials in which the Company has furnished (or could be deemed to have furnished) assurances as to the Year 2000 Compliance of the Company's Products or Services, including any responses to surveys or requests for certification of Year 2000 Compliance and letters of assurance to customers.

                 22.2.4 The Products and the Services will be capable of supporting the "Euro", in accordance with the specification set out in the Disclosure Letter, as an additional and/or main currency and/or complying with any relevant legislative changes without any financial outlay or disruption to the Products or the Services and the user's system.

                 22.2.5 All vendors of products or services to the Company, and their respective products, services and operations used by the Company, are Year 2000 Compliant, and, to the knowledge of the Warrantor, each such vendor will continue to furnish its products or services to the Company, without interruption or material delay, on and after January 1, 2000. The Company has either (i) entered into appropriate agreements with each such vendor certifying that all hardware, software or firmware, and any other products and services furnished by such vendor, including any all enhancements, upgrades, customisations, modifications, maintenance and the like, are Year 2000 Compliant, or (ii) the Company has a plan to enter into such appropriate agreements, all as fully described in the Disclosure Letter.

                 22.2.6 The Warrantor has furnished the Purchaser with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies, and facilities of the Company and the Company's vendors.

                                      70.

                 22.2.7 As used in this clause 22.2, "Year 2000 Compliant" means that (1) the products, services, and other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, and sequencing) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations; (2) neither the performance nor the functionality nor the Company's provision of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning 1st January, 2000; and (3) the design of the products, services, and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time darn century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after, and spanning 1st January, 2000, and date/time date interface values that reflect the century, 1999 and 2000. In particular, but without limitation, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times, when used independently or in combination with other products, services, and/or items,
(iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorisation codes, passwords, and zaps (purge functions) will function normally and in the same manner during, prior to, on, and after 1st January, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the Company's supply of the product(s), service(s), and other item(s) will not be interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.

                                      71.

                                   SCHEDULE 5

                                  THE PROPERTY

DESCRIPTION                                      EXISTING USE
-------------------------------------------      ---------------------------------
1,170 square feet on ground floor, Galway        Computer software development
Business Park Upper Newcastle Road, Galaway


DETAILS OF LEASE (DATE AND PARTIES)      DURATION       CURRENT RENT A YEAR AND
                                                        RENT REVIEW DATE(S)
-----------------------------------      ----------     ------------------------
1st October 1999                         15 months      IRL11,700
                                                        per annum
Aimware Limited
The Company


                                      72.

                                   SCHEDULE 6

                     VENDORS' REPRESENTATIONS AND WARRANTIES

1. Each Vendor in relation to the Consideration Shares hereby, severally and not jointly, represents and warrants to the Company as follows:

         (a)      INVESTMENT REPRESENTATIONS.
                  In connection with the acquisition by way of exchange of the Consideration Shares under this Agreement, each Purchaser makes the following representations:

                  (1)      This Agreement is made with each Vendor identified on
                           Schedule 1 of the Agreement as a Regulation S Purchaser ("Regulation S Purchaser") in reliance upon such Regulation S Purchaser's representation to the Company, which by such Regulation S Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Consideration Shares to be purchased by such Regulation S Purchaser (collectively, the "Regulation S Securities" or the "Securities") and the related Conversion Stock will be acquired for investment for such Regulation S Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a United States resident, and that such Regulation S Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Regulation S Purchaser further represents that such Regulation S Purchaser does not have any contract undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a United States resident, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Regulation S Securities.

                  (2) Each Regulation S Purchaser understands that (i) the Consideration Shares to be acquired, by way of exchange, under this Agreement (and any related Conversion Stock) have not and at the time of issuance may not be, registered under the Securities Act of 1933, as amended (the "Securities Act") on the ground that the acquisition provided for in this Agreement is exempt from registration under the Securities Act pursuant to Regulation S thereof, and that the Company's reliance on such exemption is predicated on the Regulation S Purchasers' representations set forth herein, that such securities must be held by each Regulation S Purchaser must, therefore, bear the economic risk of such investment, until a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (ii) each certificate representing such shares will be endorsed with the following legends:


                                      73.

                           A. "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT."

                  (3) Each Regulation S Purchaser represents that he is experienced in evaluating and investing in securities of companies in the early stages of product production and acknowledges that he is able to fend for himself, herself or itself, can bear the economic risk of such Regulation S Purchaser's investment, and has such knowledge and experience in financial and business matters that such Regulation S Purchaser is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Regulation S Purchaser also represents that such Regulation S Purchaser has not been organized for the purpose of acquiring the Shares.

                  (4) Each Regulation S Purchaser, as to such Regulation S Purchaser, severally and not jointly, further represents to the Company that such Regulation S Purchaser is a Qualified Regulation S Purchaser. The term "Qualified Regulation S Purchaser" as used herein refers to a person or entity who is not a U.S. person, as such term is defined in Rule 902 promulgated under the Securities Act.

         2. For the purposes of Clause 2 (a) below each Vendor is defined as a "Holder" and Aerogen, Inc. is defined as the "Company".

                  "MARKET STAND-OFF" Agreement; Agreement to Furnish Information

                  Each holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any (or other securities) of Aerogen, Inc. held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act.

                  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which axe consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of common stock (or other securities) of the Company, each Holder shall provide,


                                      74.

                  within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day period. Each Holder agrees that any transferee of any shares of capital stock shall be bound by this clause. The underwriters of the Company's stock are intended third party beneficiaries of this clause and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.


                                      75.

                                   SCHEDULE 7

                            JOINT ESCROW INSTRUCTIONS

Secretary,
AEROGEN, Inc,
1310 Orleans Drive,
Sunnyvale,
California 94089,
States of America.

Ladies and Gentlemen:

As Escrow Agent for both Aerogen, Inc. a Delaware corporation ("Corporation") and John Power ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Share Acquisition/Exchange Agreement dated as of 25th May, 2000 ("Agreement"), to which a copy of these Joint Escrow Instructions is attached as Schedule 7 in accordance with the following instructions: In the event Corporation or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Corporation or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

1. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgement of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

2. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney in fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Corporation while the stock is held by you.

3. This escrow shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

4. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of


                                      76.

         the same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Corporation that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Corporation.

5. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney in fact for Purchaser while acting in good faith and in the exercise of your own good judgement, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgements or decrees of any court. In case you obey or comply with any such order, judgement or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgement or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

8. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

9. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

10. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint any officer or assistant officer of the Corporation as successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

11. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

12. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are


                                      77.

         authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgement of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or five (5) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

14. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

15. You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley Godward LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Corporation shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

16. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" and "your" herein refer to the original Escrow Agents. It is understood and agreed that the Corporation may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.

17. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California as such laws are applied by Californian courts to contracts made and to be performed entirely in California by residents of that state.

                                    Very truly yours,

                                    Corporation:
                                                     DEBORAH KARLSON
                                                     --------------------------
                                                     AEROGEN, INC.
                                                     --------------------------
                                    Purchaser:

                                                     JOHN POWER
                                                     --------------------------
                                    Escrow Agent:

                                                     AEROGEN, INC.
                                                     --------------------------


                                      78.

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received, John Power hereby sells, assigns and transfers unto Aerogen, Inc., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain share Acquisition/Exchange Agreement, effective as of 25th May, 2000, by and between the undersigned and the Company (the "Agreement"), [Number of Shares Being Purchased - Spelled Out] ([Number]) shares of Series E Aerogen, Inc. preferred stock of the Company or Common Stock issued upon conversion of the Series E Preferred Stock standing in the undersigned's name on the books of the Company represented by Certificate No[(s)] [number(s) of Stock Certificates] and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Preferred Stock or Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:
      -------------------------

                                                 (Signature)


                                                 (Print Name) JOHN POWER


         [Instruction: Please do not fill in any blanks other than the signature line. The purpose of the Assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.]

         [*Please do not use this form for use with an employee loan - use generic form 45698/SA.]


                                      79.

AS WITNESS the hands of the parties of their duly authorised representatives the day and year first above written.



SIGNED by DEBORAH KARLSON
for and on behalf of
AEROGEN, INC.

/s/


SIGNED SEALED AND DELIVERED
by JOHN POWER
in the presence of:

/s/                                                           /s/


SIGNED by JOHN POWER on
behalf of BERNADETTE POWER
pursuant to a power of attorney
dated 24th May, 2000 in the presence of:

/s/                                                           /s/


SIGNED SEALED AND DELIVERED
by CHARLES MULLIGAN
in the presence of:

/s/                                                           /s/


SIGNED SEALED AND DELIVERED
by TIMOTHY MCSWEENEY
in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of MARY MCSWEENEY
pursuant to a power of attorney
dated 23rd May, 2000 in the presence of:

/s/                                                           /s/


                                      80.

SIGNED by TIMOTHY MCSWEENEY
on behalf of RICHARD GAHAN
pursuant to a power of attorney
dated 1st May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of GRAINNE POWER
pursuant to a power of attorney
dated 1st May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of PAUL REDMOND
pursuant to a power of attorney
dated 22nd May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of BERNARD COLLINS
pursuant to a power of attorney
dated 22nd May, 2000 in the presence of:

/s/                                                           /s/
SIGNED by TIMOTHY MCSWEENEY
on behalf of JIM MOUNTJOY
pursuant to a power of attorney
dated 2nd May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of DAVID HOGAN
pursuant to a power of attorney
dated 23rd May, 2000 in the presence of:

/s/                                                           /s/


                                      81.

SIGNED by TIMOTHY MCSWEENEY
on behalf of TIMOTHY CROWLEY
pursuant to a power of attorney
dated 30th April, 2000 in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of MICHAEL CROWLEY
pursuant to a power of attorney
dated 29th April, 2000 in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of PAT SWEENEY
pursuant to a power of attorney
dated 19th May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of PAT MCCARTHY
pursuant to a power of attorney
dated 22nd May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of CAITRIONA MCCARTHY
pursuant to a power of attorney
dated 22nd May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by TIMOTHY MCSWEENEY
on behalf of PAT BURKE
pursuant to a power of attorney
dated 2nd May, 2000 in the presence of:

/s/                                                           /s/


                                      82.

SIGNED by TIMOTHY MCSWEENEY
on behalf of AIDEEN BURKE
pursuant to a power of attorney
dated 2nd May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by JOHN POWER
on behalf of ANN MURPHY
pursuant to a power of attorney
dated 19th May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by JOHN POWER
on behalf of NORAH LONG
pursuant to a power of attorney
dated 22nd May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by CHARLES MULLIGAN
on behalf of BRIAN O'CONNELL
pursuant to a power of attorney
dated 22nd May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by JOHN POWER
on behalf of JOSEPH NOLAN
pursuant to a power of attorney
dated 25th May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by CHARLES MULLIGAN
on behalf of OLIVER LYNCH
pursuant to a power of attorney
dated 22nd May, 2000 in the presence of:

/s/                                                           /s/


                                      83.

SIGNED by CHARLES MULLIGAN
on behalf of TONY PIDGEON
pursuant to a power of attorney
dated 24th May, 2000 in the presence of:

/s/                                                           /s/


SIGNED by CHARLES MULLIGAN
on behalf of NIALL KEATING
pursuant to a power of attorney
dated 22nd May, 2000 in the presence of:

/s/                                                           /s/



                                      84.